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                                                                       EXHIBIT 2




                ________________________________________________


                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                            PRIME BANCSHARES, INC.,

                                   IBID, INC.

                                   PRIME BANK

                                      AND

                             SUNBELT NATIONAL BANK


                         DATED AS OF DECEMBER 30, 1997


                ________________________________________________
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                               TABLE OF CONTENTS

                                                                                                                     Page
INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

I.  THE CONSOLIDATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 1.1.     Initial Consolidation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 1.2.     Articles of Association, Bylaws and Facilities of
                          First Surviving Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 1.3.     Effect of Initial Consolidation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 1.4.     Liabilities of the First Surviving Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 1.5.     Final Consolidation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 1.6.     Articles of Association, Bylaws and Facilities of
                          Continuing Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 1.7.     Effect of Final Consolidation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section 1.8.     Liabilities of Continuing Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section 1.9.     Consolidation Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section 1.10.    Adjustments to Consolidation Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Section 1.11.    Dissenting Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section 1.12.    Exchange of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section 1.13.    Ratification by Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 1.14.    Registration of the Bancshares Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . 8

II.  REPRESENTATIONS AND WARRANTIES OF SUNBELT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 2.1.     Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 2.2.     Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 2.3.     Approvals; Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 2.4.     Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 2.5.     Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 2.6.     Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 2.7.     Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 2.8.     Litigation and Other Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 2.9.     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 2.10.    Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 2.11.    Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 2.12.    No Conflict With Other Instruments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 2.13.    Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.14.    Conduct . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.15.    Allowance for Credit Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
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
         Section 2.16.    Employment Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.17.    ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.18.    Deferred Compensation Arrangements  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 2.19.    List of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 2.20.    Absence of Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 2.21.    Brokers and Finders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 2.22.    Absence of Property Taxes and Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 2.23.    Community Reinvestment Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 2.24.    Fair Housing Act, Home Mortgage Disclosure Act and Equal Credit Opportunity Act . . . . . .  17
         Section 2.25.    Usury Laws and Other Consumer Compliance Laws . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 2.26.    Bank Secrecy Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 2.27.    Zoning and Related Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 2.28.    Securities Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 2.29.    Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 2.30.    Shareholders' List  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

III.  REPRESENTATIONS AND WARRANTIES OF BANCSHARES,DELAWARE-COMPANY AND PRIME . . . . . . . . . . . . . . . . . . . .  18
         Section 3.1.     Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 3.2.     Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 3.3.     Approvals; Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 3.4.     No Conflict With Other Instruments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 3.5.     Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 3.6.     SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 3.7.     Litigation and Other Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 3.8.     Ability to Pay Consolidation Consideration  . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 3.9.     Regulatory  Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 3.10.    Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

IV.  COVENANTS OF SUNBELT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 4.1.     Shareholder Approval and Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 4.2.     Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 4.3.     Access to Properties and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 4.4.     Information for Regulatory Applications and SEC filings . . . . . . . . . . . . . . . . . .  23
         Section 4.5.     Attendance at Certain Sunbelt Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 4.6.     Standstill Provision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 4.7.     Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 4.8.     Accounting and Tax Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 4.9.     Pre-Closing Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
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
V.  COVENANTS OF BANCSHARES, DELAWARE-COMPANY AND PRIME . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 5.1.     Best Efforts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 5.2.     Information for Applications and Proxy Solicitation . . . . . . . . . . . . . . . . . . . .  25
         Section 5.3.     Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 5.4.     Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 5.5.     Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 5.6.     NASDAQ Listing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 5.7.     Issuance of Bancshares Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 5.8.     Delivery of Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 5.9.     Rule 144 Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 5.10.    Publication of Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 5.11.    Employee Protection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

VI.  CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 6.1.     Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 6.2.     Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

VII.  TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 7.1.     Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 7.2.     Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

VIII.  CONDITIONS TO OBLIGATIONS OF BANCSHARES,DELAWARE-COMPANY AND PRIME . . . . . . . . . . . . . . . . . . . . . .  31
         Section 8.1.     Compliance with Representations and Covenants . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 8.2.     Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 8.3.     Legal Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 8.4.     Releases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 8.5.     Accounting Letters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 8.6.     Dissenters' Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 8.7.     Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

IX.  CONDITIONS TO OBLIGATIONS OF SUNBELT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 9.1.     Compliance with Representations and Covenants . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 9.2.     Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 9.3.     Legal Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 9.4.     Releases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 9.5.     Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

X.  CONDITIONS TO RESPECTIVE OBLIGATIONS OF BANCSHARES,DELAWARE-COMPANY, PRIME AND SUNBELT  . . . . . . . . . . . . .  34
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
         Section 10.1.    Government Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 10.2.    Shareholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 10.3.    Registration of Bancshares Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . .  34

XI.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 11.1.    Non-Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . .  35
         Section 11.2.    Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 11.3.    Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 11.4.    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 11.5.    Controlling Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 11.6.    Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 11.7.    Modifications or Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 11.8.    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 11.9.    Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 11.10.   Consolidation of Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 11.11.   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 11.12.   Binding on Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 11.13.   Gender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 11.14.   Disclosures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 11.15.   Publicity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 11.16.   Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

SCHEDULE 1.10 TO THE AGREEMENT: 1998 Budget - Sunbelt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

SCHEDULE 2.1 TO THE AGREEMENT: Organization - Sunbelt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

SCHEDULE 2.2 TO THE AGREEMENT: Capitalization - Sunbelt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

SCHEDULE 2.4 TO THE AGREEMENT: Investments - Sunbelt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

SCHEDULE 2.5 TO THE AGREEMENT: Undisclosed Liabilities - Sunbelt  . . . . . . . . . . . . . . . . . . . . . . . . . .  47

SCHEDULE 2.7 TO THE AGREEMENT: Environmental Laws - Sunbelt . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
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
SCHEDULE 2.8 TO THE AGREEMENT: Litigation and Other Proceedings - Sunbelt . . . . . . . . . . . . . . . . . . . . . .  49

SCHEDULE 2.9 TO THE AGREEMENT: Taxes - Sunbelt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

SCHEDULE 2.10 TO THE AGREEMENT: Contracts - Sunbelt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

SCHEDULE 2.11 TO THE AGREEMENT: Insurance Policies - Sunbelt  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

SCHEDULE 2.13 TO THE AGREEMENT: Compliance with Laws - Sunbelt  . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

SCHEDULE 2.14 TO THE AGREEMENT: Conduct - Sunbelt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

SCHEDULE 2.16 TO THE AGREEMENT: Employment Relations - Sunbelt  . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

SCHEDULE 2.18 TO THE AGREEMENT: Deferred Compensation Arrangements - Sunbelt  . . . . . . . . . . . . . . . . . . . .  56

SCHEDULE 2.20 TO THE AGREEMENT: Absence of Changes - Sunbelt  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

SCHEDULE 2.22 TO THE AGREEMENT: Absence of Property Taxes and Liens - Sunbelt . . . . . . . . . . . . . . . . . . . .  58

SCHEDULE 4.7 TO THE AGREEMENT: Voting Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

SCHEDULE 5.11 TO THE AGREEMENT: Employee Protection--Sunbelt  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

SCHEDULE 8.3 TO THE AGREEMENT: Legal Opinion to be Delivered by Sunbelt . . . . . . . . . . . . . . . . . . . . . . .  61

SCHEDULE 9.3 TO THE AGREEMENT:  Legal Opinion to be Delivered by Bancshares . . . . . . . . . . . . . . . . . . . . .  63
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                      AGREEMENT AND PLAN OF REORGANIZATION


         This Agreement and Plan of Reorganization ("Agreement") dated as of December 30, 1997, is by and among Prime Bancshares, Inc., a Texas corporation
("Bancshares"), IBID, Inc., a Delaware corporation ("Delaware-Company"), Prime
Bank, a Texas banking corporation ("Prime"), and Sunbelt National Bank, a national banking association ("Sunbelt").

         WHEREAS, Sunbelt desires to affiliate with Bancshares and Prime and Bancshares and Prime desire to affiliate with Sunbelt in the manner provided in this Agreement; and

         WHEREAS, Bancshares, Delaware-Company, Prime and Sunbelt believe that the acquisition of Sunbelt by Bancshares in the manner provided by, and subject to the terms and conditions set forth in, this Agreement and all exhibits, schedules and supplements hereto is desirable and in the best interests of their respective shareholders; and

         WHEREAS, the respective Boards of Directors of Bancshares, Delaware-Company, Prime and Sunbelt have approved this Agreement and the transactions proposed herein substantially on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of such premises and the mutual representations, warranties, covenants and agreements contained herein, the parties agree as set forth below.

                                  INTRODUCTION

         Following the execution of this Agreement by Bancshares, Delaware-Company, Prime and Sunbelt, Bancshares or Delaware-Company will charter and organize as a wholly-owned subsidiary an interim Texas banking corporation ("New Bank") solely for the purpose of consummating the consolidation transaction described herein. This Agreement provides for (i) the consolidation of New Bank with and into Sunbelt with Sunbelt as the survivor (the "Initial Consolidation"), all pursuant to this Agreement and a Plan of Consolidation by and between New Bank and Sunbelt, a copy of which is attached hereto as Exhibit "A" and all of the terms of which are incorporated by reference for all purposes and, immediately thereafter, (ii) the consolidation of Sunbelt with and into Prime with Prime as the survivor (the
"Final Consolidation"), all pursuant to this Agreement and a Plan of Consolidation by and between Sunbelt and Prime, a copy of which is attached hereto as Exhibit "B" and all of the terms of which are incorporated by reference for all purposes. The Initial Consolidation and the Final
Consolidation shall sometimes be referred to collectively as the "Consolidations." In connection with the Consolidations, Bancshares will purchase all of the issued and outstanding shares of common stock, $10.00 par value, of Sunbelt ("Sunbelt Common Stock") for an aggregate consideration as set forth in this Agreement.

                             I.  THE CONSOLIDATIONS

         Section 1.1. Initial Consolidation. New Bank shall be merged with and into Sunbelt (the resulting bank being herein referred to as the "First Surviving Bank") as of the effective time of the Initial Consolidation under the charter and Articles of Association of Sunbelt, as determined by the Office of the Comptroller of the Currency ("OCC"), and each of the outstanding shares of common stock of New Bank shall and without any action on the part of Bancshares or Delaware-Company be canceled and be converted into shares of common stock of the First Surviving Bank. The shares of common stock of the First Surviving Bank into which such New Bank common stock is converted shall represent ownership of 100% of the issued and outstanding capital stock of the First Surviving Bank, all of which shall be owned by Bancshares or Delaware-Company.

         Section 1.2. Articles of Association, Bylaws and Facilities of First Surviving Bank. On the effective date of the Initial Consolidation and until thereafter amended in accordance with applicable law, the Articles of Association of the First Surviving Bank shall be the Articles of Association of Sunbelt as in effect on the effective date of the Initial Consolidation. Until altered, amended or repealed as provided therein and in the Articles of Association of the First Surviving Bank, the Bylaws of the First Surviving Bank shall be the Bylaws of Sunbelt as in effect on the effective date of the Initial Consolidation. The main office of the First Surviving Bank shall be the main office of Sunbelt as of the effective date of the Initial Consolidation, and all corporate acts, plans, policies, contracts, approvals and authorizations of Sunbelt and New Bank and their respective shareholders, boards of directors, committees elected or appointed thereby, officers and agents, which were valid and effective immediately prior to the effective date of the Initial Consolidation, shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorization of the First Surviving Bank and shall be as effective and binding thereon as the same were with respect to Sunbelt and New Bank respectively, as of the effective date of the Initial Consolidation.

         Section 1.3. Effect of Initial Consolidation. On the effective date of the Initial Consolidation, the corporate existence of Sunbelt and New Bank shall be merged into and continued in the First Surviving Bank, and the First Surviving Bank shall be deemed to be a continuation in entity and identity of Sunbelt and New Bank. All rights, franchises and interests of Sunbelt and New Bank, respectively, in and to any type of property and choses in action shall be transferred to and vested in the First Surviving Bank by virtue of the Initial Consolidation without any deed or other transfer. First Surviving Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interest, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, transfer agent or registrar of stocks and bonds, guardian of estates, assignee, receiver and committee of estates and lunatics, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by Sunbelt and New Bank, respectively, as of the effective date of the Initial Consolidation. As of the effective time of the Initial Consolidation, the directors and officers of New Bank shall become the directors and officers of First Surviving Bank.

         Section 1.4. Liabilities of the First Surviving Bank. On the effective date of the Initial Consolidation, the First Surviving Bank shall be liable for all liabilities of Sunbelt and New Bank. All deposits, debts, liabilities and obligations of Sunbelt and of New Bank, respectively, accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of Sunbelt or New Bank, as the case may be, shall be those of the First Surviving Bank and shall not be released or impaired by the Initial Consolidation. All rights of creditors and other obligees and all liens on property of either Sunbelt or New Bank shall be preserved unimpaired.

         Section 1.5. Final Consolidation. Immediately after the effective time of the Initial Consolidation, the First Surviving Bank shall be merged with and into Prime (which, as the receiving association, is hereinafter referred to as "Continuing Bank" whenever reference is made to it at or after the Effective Date (as defined in Section 6.2 of this Agreement)) under the charter and Articles of Association of Prime pursuant to the provisions of, and with the effect provided in Texas Banking Act Section 3.301 and the Bank Merger Act (12 U.S.C. 1828(c)).

         Section 1.6. Articles of Association, Bylaws and Facilities of Continuing Bank. On the Effective Date and until thereafter amended in accordance with applicable law, the Articles of Association of Continuing Bank shall be the Articles of Association of Prime as in effect on the Effective Date. Until altered, amended or repealed as therein provided and in the Articles of Association of Continuing Bank, the Bylaws of Continuing Bank shall be the Bylaws of Prime as in effect on the Effective Date. Unless and until changed by the Board of Directors of Continuing Bank, the main office of Continuing Bank shall be the main office of Prime as of the Effective Date.
The established offices and facilities of the First Surviving Bank immediately prior to the Final Consolidation shall become established offices and facilities of the Continuing Bank. Until thereafter changed in accordance with law or the Articles of Association or Bylaws of Continuing Bank, all corporate acts, plans, policies, contracts, approvals and authorizations of the First Surviving Bank and Prime and their respective shareholders, boards of directors, committees elected or appointed thereby, officers and agents, which were valid and effective immediately prior to the Effective Date, shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of Continuing Bank and shall be as effective and binding thereon as the same were with respect to the First Surviving Bank and Prime, respectively, as of the Effective Date.

         Section 1.7. Effect of Final Consolidation. On the Effective Date, the corporate existence of the First Surviving Bank and Prime shall, as provided in the provisions of law heretofore mentioned, be merged into and continued in Continuing Bank, and Continuing Bank shall be deemed to be a continuation in entity and identity of the First Surviving Bank and Prime. All rights, franchises and interests of the First Surviving Bank and Prime, respectively, in and to any type of property and choses in action shall be transferred to and vested in Continuing Bank by virtue of such Final Consolidation without any deed or other transfer. Continuing Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interest, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, transfer agent or registrar of stocks and bonds, guardian of estates, assignee, receiver and committee of estates and lunatics, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by Sunbelt and Prime, respectively, as of the Effective Date. On the Effective Date, the directors and officers of Prime shall become the directors and officers of the Continuing Bank.

         Section 1.8. Liabilities of Continuing Bank. On the Effective Date of the Final Consolidation, Continuing Bank shall be liable for all liabilities of the First Surviving Bank and Prime. All deposits, debts, liabilities, obligations and contracts of the First Surviving Bank and of Prime, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account, or records of the First Surviving Bank or Prime, as the case may be, shall be those of Continuing Bank and shall not be released or impaired by the Consolidations. All rights of creditors and other obligees and all liens on property of either the First Surviving Bank or Prime shall be preserved unimpaired subsequent to the Consolidations.

         Section 1.9.     Consolidation Consideration.

                 (a) Each share of Sunbelt's Common Stock issued and outstanding immediately prior to the effective date of the Initial Consolidation, other than Dissenting Shares (as defined in Section 1.11 of the Agreement), shall, by virtue of the Consolidations and without any action on the part of the holder thereof, be converted into and represent the right to receive the consideration payable as set forth below (the "Consolidation Consideration") to the holder of record thereof, without interest thereon, upon surrender of the certificate representing such share.

                 (b) Based on a total of 460,000 shares of Sunbelt Common Stock issued and outstanding, each holder of Sunbelt Common Stock shall receive Consolidation Consideration in the form of shares of common stock, $.25 par value, of Bancshares ("Bancshares Common Stock") equal to 2.0023 shares of Bancshares Common Stock for each share of Sunbelt Common Stock owned on the Effective Date.

                 (c) The aggregate number of shares of Bancshares Common Stock to be exchanged for each share of Sunbelt Common Stock shall be adjusted appropriately to reflect any change in the number of shares of Bancshares Common Stock by reason of any stock dividends or splits, reclassification, recapitalization or conversion with respect to Bancshares Common Stock, received or to be received by holders of Bancshares Common Stock, when the record date or payment occurs prior to the Effective Date.

                 (d) Bancshares will not issue any certificates for fractional shares of Bancshares Common Stock otherwise issuable pursuant to the Consolidation. In lieu of issuing such fractional shares, Bancshares shall pay cash to any holder of shares of Sunbelt Common Stock otherwise entitled to receive such fractional share. Such cash payment shall be based on the closing bid price of a share of Bancshares Common Stock as listed on the NASDAQ National Market on the day prior to the Effective Date.

         Section 1.10. Adjustments to Consolidation Consideration. The Consolidation Consideration shall be adjusted as follows:

                 (a) In the event that one-half of any net earnings of Sunbelt, calculated in accordance with generally accepted accounting principles applicable to financial institutions, from January 1, 1998 through the end of the month prior to the month in which the Effective Date occurs, exceed an amount calculated by multiplying (i) the difference between the average closing bid and asked prices of Bancshares' Common Stock as quoted on NASDAQ for the twenty (20) trading days immediately preceding the fifth calendar day prior to the Effective Date ("Average Price") (provided that such Average Price is greater than $19.00) and $19.00 by (ii) 920,000 ("Net Earnings Difference"), the aggregate number of shares of Bancshares Common Stock to be paid to shareholders of Sunbelt on the Effective Date shall be increased by dividing such Net Earnings Difference by the Average Price. It is specifically provided that proceeds from the sales of assets other than in the ordinary course of business and any income from the sale of SBA loans which is in excess of the amount of such income contained in Sunbelt's 1998 budget (which is attached as Schedule 1.10) shall not be included in the calculation of net earnings.

                 (b) If the Average Price is $22.00 or greater, the aggregate number of shares of Bancshares Common Stock into which shares of Sunbelt Common Stock will be converted on the Effective Date shall be decreased by (i) subtracting $20,240,000 from

920,000 multiplied by the Average Price and (ii) dividing that difference by the Average Price.

                 (c) If the Board of Directors of Sunbelt exercises its right to termination set forth in Section 7.1(e) of the Agreement, Bancshares shall have the option of increasing the Consolidation Consideration as set forth in Section 7.1(e).

         Section 1.11. Dissenting Shares. Each share of Sunbelt Common Stock issued and outstanding immediately prior to the Effective Date, the holder of which has not voted in favor of the Initial Consolidation and who has properly perfected his dissenters' rights of appraisal by following the procedures set forth in the National Bank Act, is referred to herein as a "Dissenting Share." Dissenting Shares owned by each holder thereof who has not failed to perfect his dissenters' rights shall not be converted into or represent the right to receive the Consolidation Consideration pursuant to
Section 1.9 of this Agreement and shall be entitled only to such rights as are available to such holder pursuant to the applicable provisions of the National Bank Act. Each holder of Dissenting Shares shall be entitled to receive the value of such Dissenting Shares held by him in accordance with the applicable provisions of the National Bank Act, provided that such holder complies with the procedures contemplated by and set forth in the applicable provisions of the National Bank Act. As set forth in Section 8.6 of this Agreement, if the holders of more than 5% of the Sunbelt Common Stock shall have exercised their dissenters' rights, Bancshares shall have no obligation to consummate the Consolidation.

         Section 1.12.    Exchange of Shares.

                 (a) Bancshares shall deposit or cause to be deposited in trust with American Securities Transfer and Trust, Inc., Denver, Colorado (the "Exchange Agent") prior to the Effective Date cash in an aggregate amount estimated to be sufficient to make the cash payments in lieu of fractional shares of Bancshares Common Stock pursuant to Section 1.9 hereof and to make the appropriate cash payments, if any, to holders of Dissenting Shares pursuant to Section 1.11 hereof (such amounts being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall promptly make the payments in lieu of fractional shares out of the Exchange Fund upon surrender of such shares. Payments to holders of Dissenting Shares shall be made as required by the National Bank Act. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement.

                 (b)      Promptly after the Effective Date, the Exchange
Agent shall mail to each record holder of an outstanding certificate or certificates which as of the Effective Date represented shares of Sunbelt Common Stock (the "Certificates"), a form letter of transmittal which will specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and contain instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash and number of shares of Bancshares Common Stock provided in Section 1.9 hereof, and such Certificate shall forthwith be canceled. Bancshares shall provide the Exchange Agent with certificates for Bancshares Common Stock, as requested by the Exchange Agent, in the amounts provided in Section 1.9 hereof. No interest will be paid or accrued on the cash payable upon surrender of the Certificate. If payment or delivery of Bancshares Common Stock is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment and delivery of Bancshares Common Stock to a person other than the registered holder of the Certificate surrendered or established to the satisfaction of Bancshares that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 1.12, each Certificate (other than Certificates representing Dissenting Shares) shall represent for all purposes the right to receive the Consolidation Consideration without any interest thereon. Former shareholders of Sunbelt shall be entitled to vote after the Effective Date at any meeting of Bancshares' shareholders the number of shares of Bancshares Common Stock into which their shares are converted, regardless of whether such shareholders have exchanged their Certificates. Immediately after the Effective Date, shareholders of Sunbelt shall be entitled to any dividends with respect to shares of Bancshares Common Stock received by them in the Consolidation, provided that no dividend will be disbursed with respect to the shares of Bancshares Common Stock until the holder's shares are surrendered in exchange therefor.

                 (c) After the Effective Date, the stock transfer ledger of Sunbelt shall be closed and there shall be no transfers on the stock transfer books of Sunbelt of the shares of Sunbelt Common Stock which were outstanding immediately prior to such time of filing. If, after the Effective Date, Certificates are presented to Bancshares, they shall be promptly presented to the Exchange Agent and exchanged as provided in this Section 1.12.

                 (d) Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the shareholders of Sunbelt for six months after the Effective Date shall be paid to Bancshares, and the holders of shares of Sunbelt Common Stock not theretofore presented to the Exchange Agent shall look to Bancshares only, and not the Exchange Agent, for the payment of any Consolidation Consideration in respect of such shares.

         Section 1.13. Ratification by Shareholders. This Agreement shall be submitted to the shareholders of Sunbelt and, if required, to either Bancshares or Delaware-Company as the sole shareholder of New Bank and to Delaware-Company as the sole shareholder of Prime, in accordance with applicable provisions of law and the respective Articles of Association and Bylaws of Sunbelt, New Bank and Prime. Sunbelt and Bancshares and Prime shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and the taking of any other actions in satisfaction of all other requirements prescribed by law or otherwise necessary for consummation of the Consolidation on the terms herein provided, including, without limitation, the preparation and submission of all necessary filings, requests for waivers and certificates with the Board of Governors of the Federal Reserve System ("Federal Reserve Board"), the OCC, the Federal Deposit Insurance Corporation ("FDIC") and the Texas Department of Banking ("Banking Department").

         Section 1.14.    Registration of the Bancshares Common Stock.

                 (a) Bancshares shall file a registration statement (the "Registration Statement") with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("Securities Act"), covering the shares of Bancshares Common Stock to be issued to shareholders of Sunbelt in the Consolidation.

                 (b) Within 30 days after the date hereof, Sunbelt shall enter into and cause each Sunbelt shareholder who is an "affiliate" (as defined in SEC Rule 405) of Sunbelt to enter into with Bancshares an Affiliate Agreement in substantially the form of Exhibit "C" attached hereto.

                 II.  REPRESENTATIONS AND WARRANTIES OF SUNBELT

         Sunbelt represents and warrants to Bancshares, Delaware-Company and Prime that each of the statements made in this Article II are true and correct in all material respects. The Schedules required pursuant to this Article II and elsewhere in this Agreement will be delivered and made part of this Agreement no later than January 12, 1998. Sunbelt agrees that, at the Closing, it shall provide Bancshares with supplemental Schedules reflecting any changes in the information contained in the Schedules which have occurred in the period from the date of delivery of such Schedules to the date of Closing.

         Section 2.1. Organization. Sunbelt is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America. Sunbelt (i) has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to own, lease and operate its properties, to engage in the business and activities now conducted by it and to enter into this Agreement; (ii) is duly authorized to conduct a general banking business, embracing all usual deposit functions of commercial banks as well as commercial, industrial and real estate loans, installment credits, collections and safe deposit facilities subject to the supervision of the OCC; and (iii) is an insured bank as defined in the Federal Deposit Insurance Act. Sunbelt does not conduct any trust activities. True and complete copies of the Articles of Association and Bylaws of Sunbelt, as amended to date, have been delivered or made available to Bancshares.
Except as otherwise disclosed in Schedule 2.1 to this Agreement, Sunbelt (a) does not have any subsidiaries or affiliates, (b) is not a general partner or material owner in any joint venture, general partnership, limited partnership, trust or other non-corporate entity, and (c) does not know of any arrangement pursuant to which the stock of any corporation is or has been held in trust (whether express, constructive, resulting or otherwise) for the benefit of all shareholders of Sunbelt.

         Section 2.2. Capitalization. The authorized capital stock of Sunbelt consists of 875,000 shares of Sunbelt Common Stock, 460,000 of which are issued and outstanding. All of the issued and outstanding shares of Sunbelt Common Stock are validly issued, fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any person or in violation of any applicable federal or state laws. Except as disclosed in
Schedule 2.2, there are no existing options, warrants, calls, convertible securities or commitments of any kind obligating Sunbelt to issue any authorized and unissued Sunbelt Common Stock nor does Sunbelt have any outstanding commitment or obligation to repurchase, reacquire or redeem any of its outstanding capital stock. Other than the Sunbelt National Bank Voting and Stock Restriction Agreement dated May 26, 1984 ("Sunbelt Voting Agreement") and except as disclosed in Schedule 2.2 to this Agreement, there are no voting trusts, voting agreements, buy-sell agreements or other similar arrangements affecting the Sunbelt Common Stock.

         Section 2.3. Approvals; Authority. The Board of Directors has approved this Agreement and the transactions contemplated herein subject to the approval thereof by the shareholders of Sunbelt as required by law, and, other than shareholder approval, no further corporate proceedings of Sunbelt are needed to execute and deliver this Agreement and consummate the Consolidations. This Agreement has been duly executed and delivered by Sunbelt and, is a duly authorized, valid, legally binding agreement of Sunbelt enforceable against Sunbelt in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and general equitable principles.

         Section 2.4.     Investments.  Sunbelt has furnished to Bancshares, as
Schedule 2.4 of this Agreement, a complete list, as of September 30, 1997, of all securities, including municipal bonds, owned by Sunbelt (the "Securities Portfolio"). All securities listed in Schedule 2.4 are owned by Sunbelt (i) of record, except those held in bearer form, and (ii) beneficially, free and clear of all mortgages, liens, pledges and encumbrances, except as noted in Schedule
2.4. Schedule 2.4 also discloses any entities in which Sunbelt's ownership interest equals 5% or more of the issued and outstanding voting securities of the issuer thereof. There are no voting trusts or other agreements or understandings with respect to the voting of the securities listed in Schedule 2.4.

         Section 2.5. Financial Statements. Sunbelt has furnished or made available to Bancshares true and complete copies of Sunbelt's audited balance sheet as of December 31, 1996, 1995 and 1994, and the related statements of income and statements of cash flow for the periods then ended, together with the notes thereto. Sunbelt has also delivered to Bancshares a true and correct copy of the Consolidated Reports of Condition and Income ("Call Reports") filed by Sunbelt as of and for the nine months ended September 30, 1997. The audited financial information and Call Reports referred to in this Section 2.5 are collectively referred to in this Article II as the "Sunbelt Financial Statements." The Sunbelt Financial Statements fairly present the financial position of Sunbelt and the results of its operations at the dates and for the periods indicated in conformity with generally accepted accounting principles applied on a consistent basis. Except as set forth on Schedule 2.5 to this Agreement, as of the dates of the Sunbelt Financial Statements referred to above, Sunbelt did not have any liabilities, fixed or contingent, which are material and are not fully shown or provided for in such Sunbelt Financial Statements or otherwise disclosed in this Agreement, or in any of the documents delivered to Bancshares. Except as set forth in Schedule 2.20 to this Agreement, since September 30, 1997, there have been no material changes in the financial condition, assets, liabilities or business of Sunbelt, other than changes in the ordinary course of business, which individually or in the aggregate have materially and adversely affected the financial condition, results of operations or business of Sunbelt.

         Section 2.6. Title. True and complete copies of all of Sunbelt's deeds and leases and title insurance policies, if any, for all real property owned or leased by Sunbelt and all mortgages, deeds of trust and security agreements to which such property is subject are attached on Schedule 2.6 of this Agreement. Sunbelt has good and indefeasible title to all of its assets and properties including, without limitation, land and improvements thereon, and all personal and intangible properties reflected in the Sunbelt Financial Statements or acquired subsequent thereto, subject to no liens, mortgages, security interests, encumbrances or charges of any kind except (a) defects, irregularities in title and encumbrances set forth in the public record of the applicable county, (b) as noted in the Sunbelt Financial Statements or as set forth in Schedule 2.6, (c) statutory liens not yet delinquent, (d) minor defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held, and (e) those assets and properties disposed of for fair value in the ordinary course of business since the dates of the Sunbelt Financial Statements. Except as set forth in Schedule 2.6 to this Agreement, Sunbelt owns no securities of or other interest in any other commercial bank.

        Section 2.7. Environmental Laws. Sunbelt is in compliance with all terms and conditions of all applicable federal and state Environmental Laws (as defined below) and permits thereunder. Except as set forth on Schedule 2.7 of this Agreement, (a) Sunbelt has not received notice of any violation of any Environmental Laws or generated, stored, or disposed of any materials designated as Hazardous Materials (as defined below) under the Environmental Laws, and is not subject to any claim or lien under any Environmental Laws; (b) during the term of ownership by Sunbelt, no real estate currently owned, operated, or leased (including any property acquired by foreclosure or deeded in lieu thereof) by Sunbelt, or owned, operated or leased by Sunbelt within the ten years preceding the date of this Agreement, has been designated as requiring any environmental cleanup or response action to comply with Environmental Laws, or has been the site of release of any Hazardous Materials;
(c) to the knowledge of Sunbelt, no asbestos was used in the construction of any portion of Sunbelt's facilities; and (d) to the knowledge of Sunbelt, no real property currently owned by Sunbelt is, or has been, an industrial site or landfill. Bancshares and its consultants, agents and representatives shall have the right to inspect Sunbelt's assets for the purpose of conducting asbestos and other environmental surveys.

        "Environmental Laws," for purposes of this Section 2.7, includes, but is not limited to, any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now in effect and in each case as amended to date and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, or judgment, relating to the environment, human health or safety, or Hazardous Materials, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601, et seq.; The Hazardous Materials Transaction Act, as amended, 49 U.S.C. Sections 1801, et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Sections 6901, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Sections 1201, et seq.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601, et seq.; the Clean Air Act, 42 U.S.C. Sections 7401, et seq.; and the Safe Drinking Water Act, 42 U.S.C. Sections 3808, et seq.

        "Hazardous Materials," for purposes of this Section 2.7, includes, but is not limited to, (a) any petroleum or petroleum products, natural gas, or natural gas products, radioactive materials, asbestos, urea formaldehyde foam insulation, transformers or other equipment that contains dielectric fluid containing levels of polychlorinated biphenyls (PCBs), and radon gas; (b) any chemicals, materials, waste or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any Environmental Laws; and (c) any other chemical, material, waste or substance which is in any way regulated by any federal, state or local government authority, agency or instrumentality, including mixtures thereof with other materials, and including any regulated building materials such as asbestos and lead.

         Section 2.8. Litigation and Other Proceedings. Except as otherwise noted on Schedule 2.8 hereto, there are no legal, quasi-judicial, regulatory or administrative proceedings of any kind or nature now pending or, to the knowledge of Sunbelt, threatened before any court or administrative body in any manner against Sunbelt, or any of its properties or capital stock, which might have a material adverse effect on Sunbelt, its financial condition, assets, operations or earnings or the transactions proposed by this Agreement. Sunbelt does not know of any basis on which any litigation or proceeding could be brought which could have a materially adverse effect on the financial condition or prospects of Sunbelt or which could question the validity of any action taken or to be taken in connection with this Agreement and the transactions contemplated hereby. Sunbelt is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

         Section 2.9. Taxes. Except as otherwise noted in Schedule 2.9 hereto, Sunbelt has filed with the appropriate federal, state and local governmental agencies all tax returns and reports required to be filed, and has paid all taxes and assessments shown or claimed to be due. Sunbelt has not executed or filed with the Internal Revenue Service any agreement extending the period for assessment and collection of any federal tax, nor is Sunbelt a party to any action or proceeding by any governmental authority for assessment or collection of taxes, nor has any claim for assessment or collection of taxes been asserted against Sunbelt. Sunbelt has not waived any statute of limitations with respect to any tax or other assessment or levy, and all such taxes and other assessments and levies which Sunbelt is required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental agency, domestic and foreign, or segregated and set aside for such payment and, if so segregated and set aside will be so paid by Sunbelt, as required by law.

         True and complete copies of the federal income tax returns of Sunbelt as filed with the Internal Revenue Service for the years ended December 31, 1996, December 31, 1995, and December 31, 1994, have been delivered or made available to Bancshares.

         Section 2.10.    Contracts.  Except as otherwise noted in Schedule
2.10 hereto, Sunbelt is not a party to nor bound by any (a) employment contract or severance arrangement (including without limitation any collective bargaining contract or union agreement or agreement with an independent consultant) which is not terminable by Sunbelt on less than sixty (60) days' notice without payment of any amount on account of such termination; (b) bonus, stock option, deferred compensation or profit-sharing, pension or retirement plan or other employee benefit arrangement; (c) material lease or license with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee; (d) contract or commitment for capital expenditures; (e) material contract or commitment made in the ordinary course of business for the purchase of materials or supplies or for the performance of services over a period of more than one hundred twenty (120) days from the date of this

Agreement; (f) contract or option to purchase or sell any real or personal property other than in the ordinary course of business; (g) contract, agreement or letter with respect to the management or operations of Sunbelt imposed by any bank regulatory authority having supervisory jurisdiction over Sunbelt; (h) agreement, contract or indenture related to the borrowing by Sunbelt of money other than those entered into in the ordinary course of business; (i) guaranty of any obligation for the borrowing of money, excluding endorsements made for collection, repurchase or resell agreements, letters of credit and guaranties made in the ordinary course of business; (j) agreement with or extension of credit to any executive officer or director of Sunbelt or holder of more than ten percent (10%) of the issued and outstanding Sunbelt Common Stock, or any affiliate of such person, which is not on substantially the same terms (including, without limitation, in the case of lending transactions, interest rates and collateral) as, and following credit underwriting practices that are not less stringent than, those prevailing at the time for comparable transactions with unrelated parties or which involve more than the normal risk of collectibility or other unfavorable features; or (k) material contracts, other than the foregoing, not made in the ordinary course of business and not otherwise disclosed in this Agreement, in any schedule attached hereto or in any document delivered or referred to or described in writing by Sunbelt to Bancshares. Sunbelt has in all material respects performed all material obligations required to be performed by it to date and is not in default under, and no event has occurred which, with the lapse of time or action by a third party could result in default under, any indenture, mortgage, contract, lease or other agreement to which Sunbelt is a party or by which Sunbelt is bound or under any provision of its Articles of Association or Bylaws.

         Section 2.11. Insurance. A true and complete list of all insurance policies owned or held by or on behalf of Sunbelt (other than credit-life policies), including policy numbers, retention levels, insurance carriers, and effective and termination dates, is set forth in Schedule 2.11 to this Agreement. In the judgment of the Board of Directors of Sunbelt, such insurance policies are adequate for the business conducted by Sunbelt in respect of amounts, types and risks insured.

         Section 2.12. No Conflict With Other Instruments. Neither the execution and delivery of this Agreement nor the consummation of the Consolidations contemplated hereby, subject to obtaining all required shareholder consents, will conflict with or result in a breach of any provision of Sunbelt's Articles of Association or Bylaws. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, subject to obtaining all required shareholder and regulatory approvals, will not violate any provision of, or constitute a default under, any law, or any order, writ, injunction or decree of any court or other governmental agency, or any contract, agreement or instrument to which Sunbelt is a party or by which either is bound or constitute an event which, with the lapse of time or action by a third party, could result in any default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon the assets or properties of Sunbelt or upon the Sunbelt Common Stock.

         Section 2.13. Laws. Except as otherwise noted in Schedule 2.13 hereto, Sunbelt is in material compliance with all applicable federal, state and local laws, rules, regulations and orders applicable to it. Except for approvals by regulatory authorities having jurisdiction over Sunbelt, no prior consent, approval or authorization of, or declaration, filing or registrations with, any person or regulatory authority is required of Sunbelt in connection with the execution, delivery and performance by Sunbelt of this Agreement and the transactions contemplated hereby or the resulting change of control of Sunbelt except for certain instruments necessary to consummate the Consolidations contemplated hereby. Sunbelt has filed all reports, registrations and statements, together with any amendments required to be made thereto, that are required to be filed with the OCC or any other regulatory authority having jurisdiction over Sunbelt, and such reports, registrations and statements are, to the best knowledge of Sunbelt, true and correct in all material respects.

         Section 2.14. Conduct. Except as otherwise noted in Schedule 2.14 hereto, since September 30, 1997, Sunbelt has not (a) issued or sold any of its capital stock or corporate debt obligations; (b) declared or set aside or paid any dividend or made any other distribution in respect of or, directly or indirectly, purchased, redeemed or otherwise acquired any shares of Sunbelt Common Stock; (c) incurred any obligations or liabilities (fixed or contingent), except obligations or liabilities incurred in the ordinary course of business, or mortgaged, pledged or subjected any of its assets to a lien or encumbrance (other than in the ordinary course of business and other than statutory liens not yet delinquent); (d) discharged or satisfied any lien or encumbrance or paid any obligation or liability (fixed or contingent), other than accruals, accounts and notes payable included in the Sunbelt Financial Statements, accruals, accounts and notes payable incurred since September 30, 1997 in the ordinary course of business and accruals, accounts and notes payable incurred in connection with the transactions contemplated by this Agreement; (e) sold, exchanged or otherwise disposed of any of its capital assets other than in the ordinary course of business; (f) made any general or individual wage or salary increase (including increases in directors' or consultants' fees), paid any bonus, granted or paid any perquisites such as automobile allowance, club membership or dues or other similar benefits, or instituted any employee welfare, retirement or similar plan or arrangement; (g) suffered any physical damage, destruction or casualty loss, whether or not covered by insurance, materially and adversely affecting its business, property or assets; (h) made any or acquiesced with any change in accounting methods, principles and practices; (i) entered into any contract, agreement or commitment which obligates Sunbelt for an amount in excess of $10,000 over the term of any such contract, agreement or commitment; or (j) except in the ordinary course of business, entered or agreed to enter into any agreement or arrangement granting any preferential rights to purchase any of its assets, properties or rights or requiring the consent of any party to the transfer and assignment of any such assets, properties or rights.

         Section 2.15. Allowance for Credit Losses. The allowance for credit losses of Sunbelt has been calculated in accordance with generally accepted accounting principles as applied to banking institutions and in accordance with all applicable rules and regulations. The allowance for credit losses shown on Sunbelt's Call Report of September 30, 1997 is substantially adequate in all material respects to provide for all losses, net of recoveries relating to loans previously charged off, on loans outstanding as of September 30, 1997. On the Effective Date, no material facts relevant to the adequacy of the allowance for credit losses as of that date shall have been withheld from Bancshares. Except as disclosed in writing to Bancshares by Sunbelt on or before the date of the Agreement, there are no loans of Sunbelt that have been classified by bank examiners on Sunbelt's most recent examination report as "Other Assets Especially Mentioned," "Substandard," "Doubtful" or "Loss."

         Section 2.16. Employment Relations. The relations of Sunbelt with its employees are satisfactory, and Sunbelt has not received any notice of any controversies with, or organizational efforts or other pending actions by, representatives of its employees. Sunbelt has materially complied with all laws relating to the employment of labor with respect to its employees, including any provisions thereof relating to wages, hours, collective bargaining and the payment of workman's compensation insurance and social security and similar taxes, and, except as disclosed in Schedule 2.16 hereto, no person has asserted that Sunbelt is liable for any arrearages of wages, workman's compensation insurance premiums or any taxes or penalties for failure to comply with any of the foregoing.

         Section 2.17. ERISA. The employee pension benefits plans and welfare benefit plans (referred to collectively herein as the "Plans") in effect at Sunbelt (all of which are included in Schedule 2.10 hereto) have all been operated in all material respects in compliance with ERISA since ERISA became applicable with respect thereto. None of the Plans nor any of their respective related trusts have been terminated (except the termination of any Plan which is in compliance with the requirements of ERISA and which will not result in any additional liability to Sunbelt), and there has been no "reportable event," as that term is defined in Section 4043 of ERISA, required to be reported since the effective date of ERISA which has not been reported, and none of such Plans nor their respective related trusts have incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA (whether or not waived), since the effective date of ERISA. The Plans are the only employee pension benefit plans covering employees of Sunbelt. Sunbelt will not have any material liabilities with respect to employee pension benefits, whether vested or unvested as of the Closing, for any of its employees other than under the Plans, and as of the date hereof the actuarial present value of Plan assets of each Plan is not less (and as of the Closing of the Consolidation such present value will not be less) than the present value of all benefits payable or to be payable thereunder.

         Section 2.18. Deferred Compensation Arrangements. The schedule attached as Schedule 2.18 contains a full description of all of Sunbelt's deferred compensation arrangements, including the terms under which the cash value of any life insurance purchased in connection with any such arrangement can be realized.

         Section 2.19. List of Loans. Schedule 2.19 to this Agreement sets forth a true and complete list, as of September 30, 1997, of all loans (individually, a "Loan" and collectively, the "Loans") of Sunbelt, showing for each such Loan the outstanding principal balance due, before reduction for any discount. All currently outstanding Loans of Sunbelt, including any current extensions of any Loan, were solicited, originated and currently exist in material compliance with all applicable requirements of federal and state law and regulations promulgated thereunder. The Loans are adequately documented and each note evidencing a Loan or credit agreement or security instrument related to a Loan constitutes a valid and binding obligation of the obligor thereunder, enforceable in accordance with the terms thereof, except where the failure thereof, individually or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), operations or prospects of Sunbelt. There are no oral modifications or amendments or additional agreements related to the Loans that are not reflected in Sunbelt's records, and no claim of defense as to the enforcement of any Loan has been asserted, and Sunbelt is not aware of any acts or omissions that would give rise to any claim or right of rescission, set off, counterclaim or defense, except where such claim would not have, either individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), operations or prospects of Sunbelt.

         Section 2.20. Absence of Changes. Since September 30, 1997, except as disclosed in Schedule 2.20 to this Agreement, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of Sunbelt. Since such date, the business of Sunbelt has been conducted only in the ordinary course consistent with prior practices.

         Section 2.21. Brokers and Finders. Neither Sunbelt nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Consolidations contemplated herein.

         Section 2.22. Absence of Property Taxes and Liens. All property taxes due under the applicable provisions of the Texas Tax Code have been paid by either Sunbelt or the shareholders of Sunbelt, and no liens imposed or authorized by the Texas Tax Code exist on the shares of Sunbelt Common Stock, except as otherwise disclosed in Schedule
2.22 to this Agreement.

         Section 2.23. Community Reinvestment Act. Sunbelt is in material compliance with the Community Reinvestment Act (12 U.S.C. Section 2901 et seq.) and all regulations promulgated thereunder, and Sunbelt has supplied Bancshares with copies of Sunbelt's current CRA Statement, all support papers therefor, all letters and written comments received by Sunbelt since January 1, 1995 pertaining thereto and any responses by Sunbelt to such comments. Sunbelt has a rating of "satisfactory" as of its most recent CRA compliance examination and knows of no reason why it would not receive a rating of "satisfactory" or better pursuant to its next CRA compliance examination or why the OCC or any other governmental entity may seek to restrain, delay or prohibit the transactions contemplated hereby as a result of any act or omission of Sunbelt under the CRA.

         Section 2.24. Fair Housing Act, Home Mortgage Disclosure Act and Equal Credit Opportunity Act. Sunbelt is in material compliance with the Fair Housing Act (42 U.S.C. Section 3601 et seq.), the Home Mortgage Disclosure Act (12 U.S.C. Section 2801 et seq.) and the Equal Credit Opportunity Act (15 U.S.C. Section 1691 et seq.) and all regulations promulgated thereunder. Sunbelt has not received any notices of any violation of said Acts or any of the regulations promulgated thereunder, nor does Sunbelt have any notice of, or knowledge of, any threatened administrative inquiry, proceeding or investigation with respect to Sunbelt's compliance with said Acts.

         Section 2.25. Usury Laws and Other Consumer Compliance Laws. All loans of Sunbelt have been made substantially in accordance with all applicable statutes and regulatory requirements at the time of such loan or any renewal thereof, including without limitation, the Texas usury statutes as they are currently interpreted, Regulation Z (12 C.F.R. Section 226 et seq.) issued by the Board of Governors of the Federal Reserve System, the Federal Consumer Credit Protection Act (15 U.S.C. Section 1601 et seq.), the Texas Consumer Credit Code (Tex. Rev. Civ. Stat. Ann. art. 5069-2.01, et seq.) and all statutes governing the operation of national banks located in Texas. Each loan on the books of Sunbelt was made in the ordinary course of Sunbelt's business.

         Section 2.26. Bank Secrecy Act. Sunbelt is in material compliance with the Bank Secrecy Act (12 U.S.C. Sections 1730(d) and 1829(b)) and all regulations promulgated thereunder, and Sunbelt has properly certified all foreign deposit accounts and has made all necessary tax withholdings on all of its deposit accounts; furthermore, Sunbelt has timely and properly filed and maintained all requisite Currency Transaction Reports and other related forms, including, but not limited to, any requisite Custom Reports required by any agency of the United States Treasury Department, including but not limited to the Internal Revenue Service.

         Section 2.27. Zoning and Related Laws. All real property owned by Sunbelt and the use thereof materially complies with all applicable laws, ordinances, regulations, orders or requirements, including without limitation, building, zoning and other laws.

         Section 2.28. Securities Laws. Sunbelt and its officers, employees and agents are now, and at all times in the past have been, in full compliance with all applicable federal and state securities laws and any regulations promulgated thereunder. Sunbelt and its officers, employees and agents have complied with, and currently hold, all necessary licenses and permits required under any federal or state securities law or regulation to conduct any securities activities in which Sunbelt or its officers, employees, or agents are now engaged or have been engaged in the past.

         Section 2.29. Regulatory Approvals. Sunbelt has no reason to believe that it will not be able to obtain all requisite regulatory approvals necessary to consummate the Consolidations as set forth in this Agreement.

         Section 2.30. Shareholders' List. Sunbelt has provided or made available to Bancshares as of a date within ten (10) days of the date of this Agreement a list of the holders of shares of Sunbelt Common Stock containing for Sunbelt's shareholders the names, addresses and number of shares held of record, which shareholders' list is in all respects accurate as of such date and will be updated prior to Closing.

              III.  REPRESENTATIONS AND WARRANTIES OF BANCSHARES,
                           DELAWARE-COMPANY AND PRIME

         Bancshares, Delaware-Company and Prime, respectively as indicated below, represent and warrant to Sunbelt that the statements contained in this
Article III are true and correct in all material respects as follows:

         Section 3.1. Organization. Bancshares is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), subject to all laws, rules and regulations applicable to bank holding companies. Delaware-Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and a bank holding company duly registered under the BHC Act subject to all laws, rules and regulations applicable to bank holding companies. Bancshares owns 100% of the issued and outstanding common stock of Delaware-Company and, indirectly through Delaware-Company, 100% of the issued and outstanding capital stock of Prime. Prime is a Texas banking corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Prime is an insured bank as defined in the Federal Deposit Insurance Act. Upon the organization of New Bank, Bancshares or

Delaware-Company will own 100% of the issued and outstanding capital stock of New Bank. When organized, New Bank will be duly organized, validly existing and in good standing under the laws of the State of Texas. Bancshares, Delaware-Company and Prime have full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to own their properties, to engage in the business and activities now conducted by them and to enter into this Agreement.

         Section 3.2. Capitalization. The authorized capital stock of Bancshares consists of 50,000,000 shares of common stock, $0.25 par value ("Bancshares Common Stock"), 12,010,980 of which are issued and 9,317,020 are outstanding and 15,000,000 shares of preferred stock, $1.00 par value, 1,250,000 of which are designated as Series B 10% Non-Cumulative Preferred Stock, 1,000,000 of which are issued and outstanding ("Bancshares Preferred Stock"). All of the issued and outstanding shares of Bancshares Common Stock and Bancshares Preferred Stock are validly issued, fully paid and non-assessable. Except as disclosed on Schedule 3.2, Bancshares has no existing options, warrants, calls, convertible securities or commitments of any kind obligating Bancshares to issue any authorized but unissued shares of Bancshares Common Stock or Bancshares Preferred Stock nor does Bancshares have any outstanding commitment or obligation to repurchase, reacquire or redeem any of its outstanding capital stock.

         Section 3.3. Approvals; Authority. The Boards of Directors of Bancshares, Delaware-Company and Prime have each approved this Agreement and the transactions contemplated herein subject to the approval thereof by the shareholders of Bancshares, Delaware-Company and Prime as required by law, and, other than shareholder approval, no further corporate proceedings of Bancshares, Delaware-Company or Prime are needed to execute and deliver this Agreement and consummate the Consolidations. This Agreement has been duly executed and delivered by Bancshares, Delaware-Company and Prime and is a duly authorized, valid, legally binding agreement of Bancshares, Delaware-Company and Prime enforceable against each entity in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and general equitable principles.

         Section 3.4. No Conflict With Other Instruments. Neither the execution and delivery of this Agreement nor the consummation of the Consolidations contemplated thereby, subject to obtaining all required shareholder consents, will conflict with or result in a breach of any provision of any Articles of Incorporation or Association of Bancshares, Bancshares-Delaware, Prime or New Bank, as applicable, or their respective Bylaws. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, subject to obtaining all required shareholder and regulatory approvals, will not violate any provision of, or constitute a default under, any law, or any order, writ, injunction or decree of any court or other governmental agency, or any contract, agreement or instrument to which Bancshares, Delaware-Company, Prime or New Bank is a party or by which it is bound or constitute an event which, with the lapse of time or action by a third party, could result in any default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon the assets or properties of Bancshares, Delaware-Company or Prime or upon the stock of Bancshares, Delaware-Company or Prime.

         Section 3.5. Financial Statements. Bancshares' audited consolidated balance sheets and the related statements of income, changes in shareholders' equity and cash flows, together with the notes thereto, as of and for the three years ended December 31, 1996, December 31, 1995 and December 31, 1994 and Bancshares unaudited balance sheet as of September 30, 1997 and statements of income, changes in shareholders' equity and cash flows for the nine months then ended have been furnished to Sunbelt. The financial information referred to in this Section 3.5 is collectively referred to in this
Article III as the "Bancshares Financial Statements." The Bancshares Financial Statements fairly present the financial position of Bancshares and Prime and the results of their respective operations at the dates and for the periods indicated in conformity with agreed upon selected procedures applied on a consistent basis with previous accounting periods. As of the dates of the Bancshares Financial Statements referred to above neither Bancshares nor Prime had any liabilities, fixed or contingent, which are material and are not fully shown or provided for in such Financial Statements or otherwise disclosed in this Agreement, or in any of the documents delivered to Sunbelt. Since September 30, 1997 there have been no material changes in the financial condition, assets, liabilities or business of Bancshares or Prime, other than changes in the ordinary course of business, which individually or in the aggregate have materially and adversely affected the financial condition of Bancshares or Prime.

         Section 3.6. SEC Reports. Bancshares has filed all material reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with the Securities and Exchange Commission ("SEC"). As of their respective dates, each of such reports and statements, as amended, were true and correct and complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the SEC.

         Section 3.7. Litigation and Other Proceedings. Except as otherwise noted on Schedule 3.7 hereto, there are no legal, quasi-judicial or administrative proceedings of any kind or nature now pending or, to the knowledge of Bancshares, threatened before any court or administrative body in any manner against Bancshares or Prime, or any of their respective properties or capital stock, which might have a material adverse effect on Bancshares or Prime, their respective financial conditions, assets, operations or earnings or the transactions proposed by this Agreement. Neither Bancshares nor Prime knows of any basis on which any litigation or proceeding could be brought which could have a materially adverse effect on the financial condition or prospects of Bancshares or Prime or which could question the validity of any action taken or to be taken in connection with this Agreement and the transactions contemplated hereby. Neither Bancshares nor Prime is in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

         Section 3.8. Ability to Pay Consolidation Consideration. Bancshares has available a sufficient number of authorized and unissued shares of Bancshares Common Stock to pay the portion of the Consolidation Consideration payable in shares of Bancshares Common Stock, and Bancshares will not take any action during the term of this Agreement that will cause it not to have a sufficient number of authorized and unissued shares of Bancshares Common Stock to pay the portion of the Consolidation Consideration payable in shares of Bancshares Common Stock. Bancshares has available through internal funds cash in the amount of the Consolidation Consideration to be paid in cash to shareholders of Sunbelt as set forth in Section 1.9 hereof.

         Section 3.9. Regulatory Approvals. Bancshares has no reason to believe that it will not be able to obtain all requisite regulatory approvals necessary to consummate the transactions set forth in this Agreement.

         Section 3.10. Capitalization. The shares of Bancshares Common Stock to be issued pursuant to this Agreement, when so issued, will be duly and validly authorized and issued, fully paid and nonassessable, and not issued in violation of any preemptive rights. As of September 30, 1997, Bancshares had issued 12,010,980 shares of common stock, $.25 per share par value, 9,317,020 of which were outstanding. None of the shares of Bancshares Common Stock to be issued pursuant to this Agreement will be subject to any lien, charge, encumbrance, claim, rights of others, mortgage, pledge or security interest, and none will be subject to any agreements or understandings among any persons with respect to the voting or transfer of such shares of Bancshares Common Stock except as contemplated hereby.

                           IV.  COVENANTS OF SUNBELT

         Sunbelt covenants and agrees with Bancshares, Delaware-Company and Prime as follows:

         Section 4.1. Shareholder Approval and Best Efforts. Sunbelt will, as soon as practicable, present for the approval of its shareholders this Agreement and the transactions contemplated hereby. Sunbelt will take all reasonable action to arrange for a meeting of its shareholders for the purpose of considering the Agreement and, if the transaction is approved by such shareholders, to aid and assist in the consummation of the Consolidations, and will use its best efforts to take or cause to be taken all other actions necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including such actions as

Bancshares reasonably considers necessary, proper or advisable in connection with filing applications and registration statements with, or obtaining approvals from, all regulatory authorities having jurisdiction over the transactions contemplated by this Agreement.

         Section 4.2. Operations. From and after the date of this Agreement to the Effective Date, Sunbelt agrees to (a) conduct its business in substantially the same manner as it has been conducted since September 30, 1997 and in accordance with prudent business and banking practices, (b) maintain and keep its properties in as good repair and condition as at present, except for deterioration due to ordinary wear and tear and damage due to casualty, (c) maintain in full force and effect insurance comparable in amount and scope of coverage to that currently maintained for Sunbelt, (d) make no alteration in the manner of maintaining its books, accounts or records, or in the accounting practices relating to its business, properties or assets, (e) perform all of its material obligations under contracts, leases and documents relating to or affecting its assets, properties and business, except such obligations as Sunbelt may in good faith reasonably dispute, (f) maintain and preserve its corporate existence, business organization, assets, licenses, permits, authorizations and business opportunities intact, use its best efforts to retain its present employees and maintain all relationships with depositors and customers of Sunbelt, (g) comply with and perform all obligations and duties imposed upon Sunbelt by all federal, state and local laws, and all rules, regulations and orders imposed by federal, state or local governmental authorities, (h) notify Bancshares immediately upon commencement of any compliance, safety and soundness or other type of examination conducted by the OCC or any other agency having supervisory authority over Sunbelt or in the event of any actual or threatened litigation, (i) use its best efforts to amend the Articles of Association or Bylaws of Sunbelt in any manner which Bancshares, in its reasonable discretion, shall deem necessary, proper or advisable, (j) promptly give written notice to Bancshares upon obtaining knowledge of any event or fact that would cause any of the representations or warranties of Sunbelt contained in this Agreement to be untrue or misleading in any material respect, and (k) use its best efforts to continue to solicit deposits, maintain deposits and operate its deposit gathering procedures consistent with existing practices.

         Sunbelt will not, without the prior written consent of Bancshares, (i) permit any amendment or change to be made in Articles of Association or Bylaws of Sunbelt except as directed by Bancshares as set forth in (i) above, (ii) take any action described or do any of the things listed in Section 2.14 hereof except with respect to Section 2.14(g), (iii) enter into or amend any contract, agreement or other instrument of any of the types listed in Section 2.10 hereof, (iv) undertake any additional borrowings in excess of ninety (90) days,
(v) sell any investment securities, (vi) purchase any investment securities other than United States Treasury obligations or obligations of any United States governmental agency with maturities of more than two (2) years, (vii) modify any outstanding loan, make any new loan, or acquire any loan participation, unless such modification, new loan or participation is made in the ordinary course of business, consistent with existing practice, (viii) commit to or make any extension of credit in an amount exceeding an aggregate of $250,000 to any one borrower or his related interests, or (ix) agree to settle all or part of any litigation matters, provided that with respect to sections (iv), (v), (vi), (vii), (viii) and (ix) written consent of Bancshares shall not be unreasonably withheld.

         Section 4.3. Access to Properties and Records. To the extent permitted by applicable law, Sunbelt will afford the executive officers and authorized representatives (including legal counsel, accountants and consultants) of Bancshares full access to the properties, books and records of Sunbelt in order that Bancshares may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of Sunbelt, and the officers of Sunbelt will furnish Bancshares with such additional financial and operating data and other information as to the business and properties of Sunbelt as Bancshares shall, from time to time, request. As soon as practicable after they become available, Sunbelt will deliver or make available to Bancshares all unaudited quarterly financial statements prepared for the internal use of management of Sunbelt and all Call Reports filed by Sunbelt with the appropriate federal regulatory authority after the date of this Agreement. All such financial statements shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis with previous accounting periods. In the event of the termination of this Agreement, Bancshares will return to Sunbelt all documents and other information obtained pursuant hereto and will keep confidential any information obtained pursuant to this Agreement.

         Section 4.4. Information for Regulatory Applications and SEC filings. To the extent permitted by law, Sunbelt will furnish Bancshares with all information concerning Sunbelt required for inclusion in (i) any application, statement or document to be made or filed by Bancshares, Delaware-Company or Prime with any federal or state regulatory or supervisory authority in connection with the transactions contemplated by this Agreement during the pendency of this Agreement and (ii) any filings with the SEC, including a Registration Statement on Form S-4, and any applicable state securities authorities. Sunbelt represents and warrants that all information so furnished for such applications and filings shall, to the best of its knowledge, be true and correct in all material respects without omission of any material fact required to be stated to make the information not misleading. Sunbelt will indemnify and hold harmless Bancshares, Delaware-Company and Prime from and against any and all losses, claims, damages, expenses or liabilities to which any of them may become subject under applicable laws, rules and regulations and will reimburse Bancshares, Delaware-Company and Prime for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any actions whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement of a material fact contained in any such application or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by Sunbelt expressly for use therein. Sunbelt agrees at any time, upon the request of Bancshares, to furnish to Bancshares a written letter or statement confirming the accuracy of the information with respect to Sunbelt contained in any report or other application or statement referred to in Sections 4.1 or 4.4 of this Agreement, and confirming that the information with respect to Sunbelt contained in such document or draft was furnished by Sunbelt expressly for use therein or, if such is not the case, indicating the inaccuracies contained in such document or indicating the information not furnished by Sunbelt expressly for use therein. The indemnity agreement contained in this Section 4.4 will terminate at the Closing Date.

         Section 4.5. Attendance at Certain Sunbelt Meetings. In order to facilitate the continuing interaction of Bancshares with Sunbelt, and in order to keep Bancshares fully advised of all ongoing activities of Sunbelt, Sunbelt agrees to allow Bancshares to designate one or more representatives, any one of whom will be allowed to attend as an invited guest and fully monitor all regular and called meetings of the board of directors and loan and investment committees of Sunbelt. Such representative shall have no right to vote and may be excluded from sessions of the board of directors or loan or investment committee during which there is being discussed (a) matters involving this Agreement, (b) information or material which Sunbelt is required or obligated to maintain as confidential under applicable laws or regulations or policies or procedures of Sunbelt, or (c) pending or threatened litigation or investigations if, in the opinion of counsel to Sunbelt, the presence of such representative would or might adversely affect the confidential nature of or any privilege relating to any matters to be discussed. No attendance by representatives of Bancshares at board meetings under this Section 4.5 or knowledge gained or deemed to have been gained by virtue of such attendance will affect any of the representations and warranties of Sunbelt made in this Agreement. Bancshares agrees that, until the Closing, it and its representatives will hold in strict confidence all information so obtained from Sunbelt and, if the transactions provided for herein are not consummated, Bancshares will, upon request of Sunbelt, return or cause to be returned to Sunbelt all written information and documents obtained from Sunbelt concerning Sunbelt then in its possession.

         Section 4.6. Standstill Provision. So long as this Agreement is in effect, neither Sunbelt nor any of its directors or officers shall entertain, solicit or encourage any inquiries, or provide any information to or negotiate with any other party any proposal which could reasonably be expected to lead to the merger, consolidation, acquisition, or sale of all or substantially all of the assets or any shares of capital stock of Sunbelt. Sunbelt agrees to notify Bancshares immediately of any such unsolicited acquisition proposals and provide reasonable detail as to the identity of the proposed acquiror and the nature of the proposed transaction.

         Section 4.7. Proxies. Sunbelt acknowledges that the persons listed in Schedule 4.7 have agreed to vote their shares of Sunbelt Common Stock pursuant to the terms of the Sunbelt Voting Agreement in favor of this Agreement and the transactions contemplated hereby, subject to required regulatory approvals, and that such persons will retain the right to vote such shares during the term of this Agreement, pursuant to a Voting Agreement substantially in the form of Exhibit "D" to this Agreement which has been executed as of the date of this Agreement.

         Section 4.8. Accounting and Tax Treatment. Sunbelt agrees to use its reasonable efforts to cause the Consolidations, and to take no action which would cause the Consolidations not, to qualify as a pooling of interests for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

         Section 4.9. Pre-Closing Adjustments. Sunbelt agrees that prior to December 31, 1997 it will (i) increase its reserve for loan losses by an additional amount of $300,000 and (ii) adjust the retirement accrual fee for Mr. B. J. Williams to an amount which is $100,000 less than the amount provided in the minutes of the February 28, 1991 meeting of Sunbelt's Directors Review and Advisory Guidance Committee

                 V.  COVENANTS OF BANCSHARES, DELAWARE-COMPANY
                                   AND PRIME

         Bancshares, Delaware-Company and Prime covenant and agree with Sunbelt as follows:

         Section 5.1. Best Efforts. If required, Prime and New Bank will, as soon as practicable, present for the approval of their respective shareholders, this Agreement and the transactions contemplated thereby. Bancshares, Delaware-Company and Prime will take all reasonable action to aid and assist in the consummation of the Consolidations and the transactions contemplated hereby, and will use their best efforts to take or cause to be taken all other actions necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including such actions which are necessary, proper or advisable in connection with filing applications with, or obtaining approvals from, all regulatory authorities having jurisdiction over the transactions contemplated by this Agreement.

         Section 5.2. Information for Applications and Proxy Solicitation. To the extent permitted by law, Bancshares will furnish Sunbelt with all information concerning Bancshares, Delaware-Company and Prime required for inclusion in (a) any application, statement or document to be made or filed by Sunbelt with any federal or state regulatory or supervisory authority in connection with the transactions contemplated by this Agreement during the pendency of this Agreement and (b) any proxy materials to be furnished to the shareholders of Sunbelt in connection with their consideration of the Consolidations. Bancshares, Delaware-Company and Prime represent and warrant that all information so furnished for such statements and applications shall, to the best of its knowledge, be true and correct in all material respects without omission of any material fact required to be stated to make the information not misleading. Bancshares will indemnify and hold harmless Sunbelt from and against any and all losses, claims, damages, expenses or liabilities to which Sunbelt may become subject under applicable laws, rules and regulations and will reimburse Sunbelt for any legal or other expenses reasonably incurred by Sunbelt in connection with investigating or defending any actions whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any such application or proxy materials or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as such statement or omission was made in reliance upon and in conformity with information expressly furnished by Bancshares expressly for use therein. Bancshares agrees, upon the request of Sunbelt, to furnish to Sunbelt a written letter or statement confirming to the best of its knowledge the accuracy of the information with respect to Bancshares, Delaware-Company and Prime contained in any report or other application or statement referred to in Sections 5.1 or 5.2 of this Agreement, and confirming that the information with respect to Bancshares and Prime contained in such document or draft was furnished expressly for use therein or, if such is not the case, indicating the inaccuracies contained in such document or indicating the information not furnished by Bancshares expressly for use therein.

         Section 5.3. Employee Benefit Plans. Bancshares agrees that the employees of Sunbelt who are bona fide participants in any of Sunbelt's health and welfare plans and who are not terminated by Prime will be entitled to participate in all employee health and welfare plans maintained for employees of Bancshares and Prime in accordance with the terms of such plans. All employees of Sunbelt retained by Bancshares or Prime will receive credit for their prior service with Sunbelt with respect to such plans.

         Section 5.4. Confidentiality. Bancshares, Delaware-Company and Prime shall not, before or after the consummation or termination of this Agreement, directly or indirectly disclose any confidential information acquired from Sunbelt to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, other than in connection with the regulatory notice and application process or, after termination of this Agreement pursuant to Section 7.1 hereof, use such information for its own purposes or for the benefit of any person, firm, corporation, association, or other entity under any circumstances.

         Section 5.5. Registration Statement. As promptly as practicable after the execution of this Agreement, Bancshares will file with the SEC the Registration Statement on Form S-4 under the Securities Act of 1933, as amended ("Securities Act") and any other applicable documents, relating to the shares of Bancshares Common Stock to be delivered to the shareholders of Sunbelt pursuant to this Agreement, and will use its best efforts to cause the Registration Statement to become effective. At the time the Registration Statement becomes effective, the Registration Statement will comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and at the time of mailing thereof to Sunbelt's shareholders, at the time of the Sunbelt shareholders' meeting held to approve the Consolidation and at the Effective Date of the Consolidation, the prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement filed by Bancshares (the "Prospectus"), will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading; provided, however, that none of the provisions of this subparagraph shall apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished by Sunbelt for use in the Registration Statement or the Prospectus.

         Section 5.6. NASDAQ Listing. Bancshares will file all documents required to be filed to list the Bancshares Common Stock to be issued pursuant to the Agreement on the NASDAQ National Market and use its best efforts to effect said listing.

         Section 5.7. Issuance of Bancshares Common Stock. The shares of Bancshares Common Stock to be issued by Bancshares to the shareholders of Sunbelt pursuant to this Agreement will, on the issuance and delivery to such shareholders pursuant to this Agreement, be duly authorized, validly issued, fully paid and nonassessable. The shares of Bancshares Common Stock to be delivered to the shareholders of Sunbelt pursuant to this Agreement are and will be free of any preemptive rights of the shareholders of Bancshares.

         Section 5.8. Delivery of Reports. From the date hereof to the Effective Date, Bancshares shall deliver to Sunbelt, when reasonably available, Bancshares' Quarterly Reports on Form 10-Q and Bancshares' Annual Reports on Form 10-K as filed with the SEC under the Securities Exchange Act and at Closing will provide written notice of any additional disclosure occurring after the date of Bancshares' most recent Securities Exchange Act filing.

         Section 5.9. Rule 144 Compliance. From and after the Effective Date of the Merger, Bancshares shall file all reports with the SEC necessary to permit the shareholders of Sunbelt who may be deemed "underwriters" (within the meaning of the Rule 145 under the Securities Act) of Sunbelt Common Stock to sell Bancshares Common Stock received by them in connection with the Consolidation pursuant to Rules 144 and 145(d) under the Securities Act if they would otherwise be so entitled; provided, however, that Bancshares is otherwise obligated to file such reports with the SEC.

         Section 5.10. Publication of Financial Condition. Bancshares will publish the results of thirty (30) days of combined operations of Bancshares and Sunbelt as soon as practicable after the Effective Date.

         Section 5.11.    Employee Protection.

                 (a) To the extent that Bancshares, within the 180-day period commencing on the Effective Date, shall terminate, for any reason other than "good cause" as defined below, any of the employees set forth in Schedule
5.11 without providing at least four (4) months prior notice, Bancshares shall be required to pay such employee a lump sum severance payment, based on such employee's base monthly 1997 salary, equal to the difference between four (4) months and the actual termination notice time period given.

                 (b) To the extent that Bancshares, within the 90-day period commencing on the Effective Date, shall terminate, for any reason other than "good cause" as defined below, any other employee of Sunbelt without providing at least two (2) months prior notice, Bancshares shall be required to pay such employee a lump sum severance payment, based on such employee's base monthly 1997 salary, equal to the difference between two (2) months and the actual termination notice time period given.

                 (c)      For purposes of this section, good cause shall mean:
(i) a willful and repeated failure to perform duties as may be reasonably assigned by Prime, (ii) willful and repeated violation of Prime's written policies and procedures, (iii) habitual use of alcohol or drugs that prevents the employee from performing duties reasonably assigned by Prime, (iv) conviction of a felony, or conviction of a misdemeanor involving active and willful fraud or moral turpitude, or (v) acts of gross disloyalty to Prime, including but not limited to theft, embezzlement or intentional unauthorized disclosure of confidential information. Any employee who voluntarily terminates his or her employment shall not be entitled to any severance payments.

                                  VI.  CLOSING

         Section 6.1.     Closing.  Subject to the other provisions of this
Section VI, on a mutually acceptable date ("Closing Date") as soon as practicable within a thirty-day period commencing with the latest of the following dates:

                 (a) the receipt of shareholder approval and the last approval from any requisite regulatory or supervisory authority and the expiration of any statutory or regulatory waiting period which is necessary to effect the Consolidations; or

                 (b) if the transactions contemplated by this Agreement are being contested in any legal proceeding and Bancshares or Sunbelt, pursuant to Section 10.1 herein, have elected to contest the same, then the date that such proceeding has been brought to a conclusion favorable, in the judgment of each of Bancshares and Sunbelt, to the consummation of the transactions contemplated herein, or such prior date as each of Bancshares and Sunbelt shall elect whether or not such proceeding has been brought to a conclusion.

         A meeting ("Closing") will take place at which the parties to this Agreement will exchange certificates, opinions, letters and other documents in order to determine whether any condition exists which would permit the parties hereto to terminate this Agreement. If no such condition then exists or if no party elects to exercise any right it may have to terminate this Agreement, then and thereupon the appropriate parties shall execute such documents and instruments as may be necessary or appropriate to effect the transactions contemplated by this Agreement.

         The Closing shall take place at the offices of Bracewell & Patterson, L.L.P. in Houston, Texas, or at such other place to which the parties hereto may mutually agree.

         Section 6.2. Effective Date. Subject to the terms and upon satisfaction of all requirements of law and the conditions specified in this Agreement including, among other conditions, the receipt of any requisite approvals of the shareholders of Sunbelt and the regulatory approvals of the OCC, the Federal Reserve Board, FDIC, Banking Department and any other federal or state regulatory agency whose approval must be received in order to consummate the Consolidations, the Final Consolidation shall become effective, and the effective date of the Final Consolidation shall occur, at the date and time specified in the certificate approving the Final Consolidation to be issued by the OCC ("Effective Date"). It is anticipated by Bancshares and Sunbelt that the Closing and the Effective Date will occur on the same day.

                               VII.  TERMINATION

         Section 7.1.     Termination.

                 (a) This Agreement may be terminated by action of the Board of Directors of either Bancshares, Delaware-Company, Prime or Sunbelt at any time prior to the Effective Date if:

                          (i) any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Consolidations and such order, decree, ruling or other action shall have been final and non-appealable;

                          (ii) any of the transactions contemplated by this
                 Agreement are disapproved by any regulatory authority or other person whose approval is required to consummate any of such transactions; or

                          (iii) the Consolidations shall not have become
                 effective on or before June 30, 1998 or such later date as shall have been approved in writing by the Boards of Directors of Bancshares, Prime and Sunbelt; provided, however, that the right to terminate under this Section 7.1(a)(iii) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of, or has resulted in, the failure of the Consolidations to become effective on or before such date.

                 (b) This Agreement may be terminated at any time prior to the Effective Date by the Board of Directors of Sunbelt if (i) Bancshares, Delaware-Company or Prime shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement, or if any of the representations or warranties of Bancshares, Delaware-Company or Prime contained herein shall be defective in any material respect or (ii) there shall have been any change after September 30, 1997 in the assets, properties, business or financial condition of Bancshares, Delaware-Company or Prime which individually or in the aggregate have materially and adversely affected the ability of Bancshares to pay the Consolidation Price set forth in Section 1.9 hereof. In the event the Board of Directors of Sunbelt desires to terminate this Agreement as provided above, such Board of Directors must notify Bancshares in writing of its intent to terminate stating the reason therefor. Bancshares shall have fifteen days from the receipt of such notice to cure, or cause Delaware-Company or Prime to cure, the alleged breach or inaccuracy, subject to the approval of Sunbelt (which approval shall not be unreasonably delayed or withheld).

                 (c) This Agreement may be terminated any time prior to the Effective Date by action of the Board of Directors of Bancshares, Delaware-Company or Prime if (i) Sunbelt shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement, or if any of the representations or warranties of Sunbelt contained herein shall be defective in any material respect, (ii) there shall have been any change after September 30, 1997, in the assets, properties, business or financial condition of Sunbelt which individually or in the aggregate have materially and adversely affected the financial condition, results of operation or business of Sunbelt, or (iii) the Board of Directors of Bancshares reasonably concludes, in its sole discretion, that either Bancshares, Delaware-Company, Prime or New Bank will be unable to obtain any regulatory approval required in order to consummate the Consolidation or any such approval is accompanied by terms or conditions unacceptable to Bancshares or Prime. In the event the Board of Directors of Bancshares desires to terminate this Agreement because of an alleged breach, inaccuracy or change as provided in (i) or (ii) above, the Board of Directors must notify Sunbelt in writing of its intent to terminate stating the cause therefor. Sunbelt shall have fifteen days from the receipt of such notice to cure the alleged breach, inaccuracy or change, subject to the approval of Bancshares (which approval shall not be unreasonably delayed or withheld).

                 (d) This Agreement may be terminated at any time prior to the Effective Date with the mutual written consent of Bancshares, Delaware-Company, Prime and Sunbelt and the approval of such action by their respective Boards of Directors.

                 (e) By the Board of Directors of Sunbelt, if the Average Price (as set forth in Section 1.10 of this Agreement) is $17.50 or less, provided that, if Sunbelt elects to exercise its termination right pursuant to this Section 7.1(e), it shall give prompt written notice to Bancshares within two (2) business days after the calculation of the Average Price, and within the two (2) business day period commencing with the receipt of such notice, Bancshares shall have the option of increasing the aggregate number of shares of Bancshares Common Stock into which shares of Sunbelt Common Stock will be converted into on the Effective Date by (i) subtracting the Average Price multiplied by 920,000 from $16,100,000 and (ii) dividing the difference by the Average Price.

                 (f) This Agreement may be terminated by Bancshares on or before January 15, 1998 if the Schedules to be delivered by Sunbelt on or before January 12, 1998 pursuant to Article II of this Agreement are not acceptable to Bancshares.

         Section 7.2. Effect of Termination. In the event of termination of this Agreement and the abandonment of the Consolidation without breach by any party hereto, this Agreement shall become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders. Nothing contained in this Section 7.2 shall relieve any party hereto of any liability for a breach of this Agreement.

                VIII.  CONDITIONS TO OBLIGATIONS OF BANCSHARES,
                           DELAWARE-COMPANY AND PRIME

         The obligations of Bancshares, Delaware-Company and Prime under this Agreement are subject to the satisfaction, at or prior to the Closing Date of the following conditions, which may be waived by Bancshares, Delaware-Company and Prime in their sole discretion:

         Section 8.1. Compliance with Representations and Covenants. The representations and warranties made by Sunbelt in this Agreement must have been true in all material respects when made and shall be true in all material respects as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Sunbelt shall have performed or complied with all covenants and conditions required by this Agreement to be performed and complied with prior to or at the Closing. Bancshares shall have been furnished with a certificate, executed by an appropriate representative of Sunbelt and dated as of the Closing Date, to the foregoing effect.

         Section 8.2. Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of Sunbelt, nor shall any event have occurred which, with the lapse of time, will cause or create any material adverse change in the financial condition, business or operations of Sunbelt in the reasonable judgment of the Board of Directors of Bancshares. Bancshares shall have received a certificate to the foregoing effect executed by an appropriate representative of Sunbelt and dated as of the Closing Date.

         Section 8.3. Legal Opinion. Bancshares shall have received an opinion of counsel to Sunbelt, dated as of the Closing Date, in form and substance satisfactory to counsel for Bancshares, to the effect set forth in
Schedule 8.3 hereof.

         Section 8.4. Releases. The directors and officers shall have delivered to Bancshares an instrument in the form of Exhibit "E" attached hereto dated the Effective Date releasing Bancshares, Delaware-Company and Prime from any and all claims of such directors (except as to their deposits and accounts and any rights of indemnification pursuant to Sunbelt's Articles of Association), and the directors of Sunbelt shall have delivered to Bancshares their resignations as directors of Sunbelt.

         Section 8.5. Accounting Letters. Bancshares shall have received a letter from Grant Thornton LLP, dated as of the Effective Date, to the effect that the Consolidations will qualify for pooling of interests accounting treatment if consummated in accordance with the Agreement, and shall have received a letter from Sunbelt's accountants, Harper & Pearson, to the effect that Harper & Pearson knows of no reason why the Consolidation will not qualify for pooling of interests accounting treatment if consummated in accordance with the Agreement.

         Section 8.6. Dissenters' Rights. The holders of no more than 5% of the issued and outstanding Sunbelt Common Stock shall have demanded or shall be entitled to demand payment of the fair value of their shares as dissenting shareholders.

         Section 8.7. Tax Opinion. Bancshares shall have received a copy of the tax opinion described in Section 9.5 of this Agreement.

                   IX.  CONDITIONS TO OBLIGATIONS OF SUNBELT

         The obligations of Sunbelt under this Agreement are subject to the satisfaction, at or prior to the Closing Date, of the following conditions, which may be waived by Sunbelt in its sole discretion:

         Section 9.1. Compliance with Representations and Covenants. The representations and warranties made by Bancshares, Delaware-Company and Prime in this Agreement must have been true in all materials respects when made and shall be true in all material respects as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Bancshares, Delaware-Company and Prime shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by Bancshares, Delaware-Company and Prime prior to or at the Closing. Sunbelt shall be furnished with a certificate, executed by appropriate representatives of Bancshares, Delaware-Company and Prime and dated as of the Closing Date, to the foregoing effect.

         Section 9.2. Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of Bancshares, Delaware-Company or Prime, nor shall any event have occurred which, with the lapse of time, will cause or create any material adverse change in the financial condition, business or operations of Bancshares, Delaware-Company or Prime which would materially and adversely affect the ability of Bancshares to pay the Consolidation Price set forth in Section 1.9.

         Section 9.3. Legal Opinion. Sunbelt shall have received an opinion of counsel to Bancshares, dated as of the Closing Date and in form and substance satisfactory to counsel for Sunbelt, to the effect set forth in
Schedule 9.3 hereof.

         Section 9.4. Releases. Sunbelt shall have delivered to the directors of Sunbelt an instrument in the form of Exhibit "F" attached hereto dated the Effective Date releasing the directors from any and all claims of Sunbelt (except as to indebtedness and other contractual liabilities); provided, however, that such releases shall not release an action against such directors by Bancshares or Prime in connection with the transactions contemplated by this Agreement.

         Section 9.5. Tax Opinion. Sunbelt shall have received an opinion of counsel satisfactory to Sunbelt that the Consolidations will result in a tax-free exchange to Sunbelt shareholders under Section 368(a) of the Internal Revenue Code.

            X.  CONDITIONS TO RESPECTIVE OBLIGATIONS OF BANCSHARES,
                      DELAWARE-COMPANY, PRIME AND SUNBELT

         The respective obligations of Bancshares, Delaware-Company, Prime, and Sunbelt under this Agreement are subject to the satisfaction of the following conditions which may be waived by Bancshares, Delaware-Company, Prime, and Sunbelt, respectively, in their sole discretion:

         Section 10.1. Government Approvals. Bancshares and Sunbelt shall have received the approval, or waiver of approval, of the transactions contemplated by this Agreement from all necessary governmental agencies and authorities, including the OCC and any other regulatory agency whose approval must be received in order to consummate the Consolidations, which approvals shall not impose any restrictions on the operations of the Continuing Bank which are unacceptable to Bancshares, and such approvals and the transactions contemplated hereby shall not have been contested by any federal or state governmental authority or any third party (except shareholders asserting dissenters' rights) by formal proceeding. It is understood that, if any such contest is brought by formal proceeding, Bancshares or Sunbelt may, but shall not be obligated to, answer and defend such contest or otherwise pursue the Consolidations over such objection.

         Section 10.2. Shareholder Approval. The shareholders of Sunbelt, the shareholder of New Bank, and Delaware-Company as the sole shareholder of Prime, shall have approved this Agreement and the transactions contemplated by this Agreement and the holders of no more than 5% of the Sunbelt Common Stock shall have exercised their dissenters' rights in accordance with the applicable laws, rules and regulations as provided in Section 1.10 of this Agreement.

         Section 10.3. Registration of Bancshares Common Stock. The Registration Statement covering the Bancshares Common Stock to be issued in the Consolidation shall be effective under the Securities Act and any applicable state securities or "blue sky" acts and no stop orders suspending the effectiveness of such registration statement shall be in effect.

                               XI.  MISCELLANEOUS

         Section 11.1. Non-Survival of Representations and Warranties. The representations and warranties of Bancshares, Delaware-Company, Prime and Sunbelt contained in this Agreement shall terminate at the Closing Date.

         Section 11.2. Amendments. This Agreement may be amended only by a writing signed by Bancshares, Delaware-Company, Prime and Sunbelt at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that the Consolidation Price to be received by the shareholders of Sunbelt pursuant to this Agreement shall not be decreased subsequent to the approval of the transactions contemplated by the Agreement without the further approval by such shareholders.

         Section 11.3.    Expenses.

                 (a) Whether or not the transactions provided for herein are consummated, each party to this Agreement will pay its respective expenses incurred in connection with the preparation and performance of its obligations under this Agreement. Similarly, each party agrees to indemnify the other parties against any cost, expense or liability (including reasonable attorneys' fees) in respect of any claim made by any party for a broker's or finder's fee in connection with this transaction other than one based on communications between the party and the claimant seeking indemnification. Bancshares and Sunbelt represent and warrant to each other that neither of them, nor any of their agents, employees or representatives, has incurred any liability for any commissions or brokerage fees in connection with this transaction.

                 (b) Sunbelt shall pay Bancshares, and Bancshares shall be entitled to payment of, a fee equal to the aggregate consideration paid or to be paid to shareholders of Sunbelt which exceeds the aggregate Consolidation Price set forth in Section 1.9 hereof plus all out of pocket expenses incurred by Bancshares or Prime in connection with the transactions set forth in this Agreement (the "Fee") upon the occurrence of a Purchase Event (as defined herein) so long as the Purchase Event occurs prior to a Fee Termination Event (as defined herein). Such payment shall be made to Bancshares in immediately available funds within five business days after the occurrence of a Purchase Event. In the event that the consideration to be paid from the transaction giving rise to the Purchase Event is other than cash or publicly traded securities, the Fee shall be paid as determined in Section 11.3(e) hereof. A Fee Termination Event shall be the first to occur of the following: (i) the Effective Date, (ii) 18 months following the first occurrence of a Purchase Event (as defined herein), or (iii) termination of this Agreement in accordance with the terms hereof prior to the occurrence of a Purchase Event (other than a termination of this Agreement by Bancshares hereof as a result of a willful material breach of any representation, warranty, covenant or agreement of Sunbelt).

                 (c) The term "Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

                          (i) Sunbelt, without having received Bancshares'
                 prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Section 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder) other than Bancshares or any affiliate of Bancshares (the term "affiliate" for purposes of this Agreement having the meaning assigned thereto in Rule 405 under the Securities Act) or the Board of Directors of Sunbelt shall have recommended that the shareholders of Sunbelt approve or accept any Acquisition Transaction with any person other than Bancshares or any affiliate of Bancshares. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Sunbelt,
                 (y) a purchase, lease or other acquisition of all or substantially all of the assets of Sunbelt, or (z) a sale of authorized but unissued securities representing 15% or more of the voting power of Sunbelt.

                          (ii) Any person other than Bancshares or any
                 affiliate of Bancshares, other than in connection with a transaction to which Bancshares has given its prior written consent, shall have consummated any proposed transaction or series of transactions involving or affecting Sunbelt or any securities or assets of Sunbelt that results in an acquisition of control of Sunbelt within the meaning of 12 USCA Section 1817(j) or the regulations promulgated thereunder; or

                          (iii) After a bona fide proposal is made by any
                 person other than Bancshares or any affiliate of Bancshares to Sunbelt or its shareholders to engage in an Acquisition Transaction, Sunbelt shall have breached any covenant or obligation contained in this Agreement and such breach would entitle Bancshares to terminate this Agreement, a meeting of the shareholders to vote on this Agreement shall not have been held or shall have been canceled prior to termination of this Agreement or the Board of Directors of Sunbelt shall have withdrawn or modified in a manner adverse to Bancshares the recommendation of the Board of Directors of Sunbelt with respect to this Agreement.

                 (d) Sunbelt shall promptly give written notice to Bancshares of the occurrence of a Purchase Event known to Sunbelt; however, the giving of such notice by Sunbelt shall not be a condition to the right of Bancshares to obtain the Fee.

                 (e) If the consideration to be offered, paid or received pursuant to a Purchase Event described in Section 11.3(b) hereof shall be other than in cash or publicly traded securities, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Bancshares and reasonably acceptable to Sunbelt, which determination shall be conclusive for all purposes of this Agreement.

                 (f) The payment of the Fee shall be in lieu of Bancshares, Delaware-Company or Prime seeking any other relief or damages to which it is otherwise entitled pursuant to this Agreement.

         Section 11.4. Notices. Any notice given hereunder shall be in writing and shall be delivered in person or mailed by first class mail, postage prepaid or sent by facsimile, courier or personal delivery to the parties at the following addresses unless by such notice a different address shall have been designated:



         If to Bancshares, Delaware-Company or Prime:

         Prime Bancshares, Inc.
         12200 Northwest Freeway
         Houston, Texas 77092

         Attention:       Mr. Stuart D. Saunders

         With a copy to:

         Bracewell & Patterson, L.L.P.
         711 Louisiana Street, Suite 2900
         Houston, Texas  77002-2781

         Attention:       Mr. William T. Luedke IV

         If to Sunbelt:

         Sunbelt National Bank
         1160 Dairy Ashford, Suite 100
         P.O. Box 55869
         Houston, Texas  77255

         Attention:       Mr. B. J. Williams

         With a copy to:

         Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
         3400 Texas Commerce Tower
         600 Travis Street
         Houston, Texas 77002

         Attention:       Mr. Donald E. Wood



All notices sent by mail as provided above shall be deemed delivered five (5) days after deposit in the mail. All notices sent by facsimile or courier as provided above shall be deemed delivered one day after being sent. All other notices shall be deemed delivered when actually received. Any party to this Agreement may change its address for the giving of notice specified above by giving notice as herein provided.

         Section 11.5. Controlling Law. All questions concerning the validity, operation and interpretation of this Agreement and the performance of the obligations imposed upon the parties hereunder shall be governed by the laws of the State of Texas and, to the extent applicable, by the laws of the United States of America.

         Section 11.6. Headings. The headings and titles to the sections of this Agreement are inserted for convenience only and shall not be deemed a part hereof or affect the construction or interpretation of any provision hereof.

         Section 11.7. Modifications or Waiver. No termination, cancellation, modification, amendment, deletion, addition or other change in this Agreement, or any provision hereof, or waiver of any right or remedy herein provided, shall be effective for any purpose unless specifically set forth in a writing signed by the party or parties to be bound thereby. The waiver of any right or remedy in respect to any occurrence or event on one occasion shall not be deemed a waiver of such right or remedy in respect to such occurrence or event on any other occasion.

         Section 11.8. Severability. Any provision hereof prohibited by or unlawful or unenforceable under any applicable law or any jurisdiction shall as to such jurisdiction be ineffective, without affecting any other provision of this Agreement, or shall be deemed to be severed or modified to conform with such law, and the remaining provisions of this Agreement shall remain in force, provided that the purpose of the Agreement can be effected. To the fullest extent, however, that the provisions of such applicable law may be waived, they are hereby waived, to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms.

         Section 11.9. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assigned by any party without the prior written consent of the other parties.

         Section 11.10. Consolidation of Agreements. All understandings and agreements heretofore made between the parties hereto are merged in this Agreement which (together with any agreements executed by the parties hereto contemporaneously with or subsequent to the execution of this Agreement) shall be the sole expression of the agreement of the parties respecting the Consolidations.

         Section 11.11. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall be deemed to constitute one and the same instrument.

         Section 11.12. Binding on Successors. Except as otherwise provided herein, this Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, trustees, administrators, guardians, successors and assigns.

         Section 11.13. Gender. Any pronoun used herein shall refer to any gender, either masculine, feminine or neuter, as the context requires.

         Section 11.14. Disclosures. Any disclosure made in any document delivered pursuant to this Agreement or referred to or described in writing in any section of this Agreement or any schedule attached hereto shall be deemed to be disclosure for purposes of any section herein or schedule hereto.

         Section 11.15. Publicity. Subject to written advice of counsel with respect to legal requirements relating to public disclosure of matters related to the transactions contemplated by this Agreement, the timing and content of any announcements, press releases or other public statements (whether written or oral) concerning this Agreement or the Consolidation will occur upon, and be determined by, the mutual consent of Bancshares and Sunbelt;

provided, however, that this shall not include notices required to be published pursuant to the regulatory application process.

         Section 11.16. Entire Agreement. This Agreement contains the entire agreement among Bancshares, Delaware-Company, Prime and Sunbelt with respect to the Consolidation.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.


                                           PRIME BANCSHARES, INC.



                                           By:
                                              --------------------------------
ATTEST:



By:
   -------------------------------


                                           IBID, INC.



                                           By:
                                              --------------------------------

ATTEST:



By:
   -------------------------------


                                           PRIME BANK



                                           By:
                                              --------------------------------


ATTEST:

By:
   -------------------------------


                                           SUNBELT NATIONAL BANK



                                           By:
                                              --------------------------------


ATTEST:



By:
   -------------------------------

                                                                     EXHIBIT "A"

                             PLAN OF CONSOLIDATION
                             BETWEEN NEW PRIME BANK
                           AND SUNBELT NATIONAL BANK


         This PLAN OF CONSOLIDATION (the "Plan") is dated as of the ____ day of _____________, 1997, by and between Sunbelt National Bank, a national banking association located in Houston, Texas ("Sunbelt") and New Prime Bank ("New Bank"), a Texas interim banking association formed as a wholly-owned subsidiary of Prime Bancshares, Inc. ("Bancshares") solely to facilitate the transactions contemplated by the Agreement and Plan of Reorganization, defined below. Sunbelt and New Bank are hereinafter sometimes collectively referred to as the "Consolidating Institutions."

         This Plan of Consolidation is being entered into pursuant to the Agreement and Plan of Reorganization dated as of November __, 1997 (the "Agreement") by and among Bancshares, IBID, Inc., Prime Bank, and Sunbelt.

         In consideration of the premises, and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE 1.

                                  DEFINITIONS

         Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

         Section 1.1. "Effective Date" shall mean the date at which the consolidation contemplated by this Plan of Consolidation becomes effective as determined by the certificate approving the Consolidation to be issued by the Office of the Comptroller of the Currency (the "OCC").

         Section 1.2. "New Bank Common Stock" shall mean the common stock, par value $1.00 per share, of New Bank owned by Bancshares.

         Section 1.3. "Sunbelt Common Stock" shall mean the common stock, par value $10.00 per share, of Sunbelt.

         Section 1.4. "Initial Consolidation" shall refer to the consolidation of New Bank with and into Sunbelt as provided in Section 2.1 of this Plan.

         Section 1.5. "First Surviving Bank" shall refer to Sunbelt as the institution surviving the Initial Consolidation.

                                   ARTICLE 2.

                           TERMS OF THE CONSOLIDATION

         Section 2.1. Initial Consolidation. Subject to the terms and conditions set forth in the Agreement, on the Effective Date, New Bank shall be consolidated with and into Sunbelt, with Sunbelt as the First Surviving Bank, under the charter and Articles of Association of Sunbelt, as determined by the OCC, and each of the outstanding shares of common stock of New Bank shall and without any action on the part of Bancshares be canceled and be converted into shares of common stock of the First Surviving Bank. The shares of common stock of the First Surviving Bank into which such New Bank common stock is converted shall represent ownership of 100% of the issued and outstanding capital stock of the First Surviving Bank, all of which shall be owned by Bancshares.

         Section 2.2. Articles of Association, Bylaws and Facilities of First Surviving Bank. On the Effective Date and until thereafter amended in accordance with law, the Articles of Association of the First Surviving Bank shall be the Articles of Association of Sunbelt as in effect on the Effective Date. Until altered, amended or repealed as provided therein and in the Articles of Association of the First Surviving Bank, the Bylaws of the First Surviving Bank shall be the Bylaws of Sunbelt as in effect on the Effective Date. The main office of the First Surviving Bank shall be the main office of Sunbelt as of the Effective Date, and all corporate acts, plans, policies, contracts, approvals and authorizations of Sunbelt and New Bank and their respective shareholders, boards of directors, committees elected or appointed thereby, officers and agents, which were valid and effective immediately prior to the Effective Date, shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorization of the First Surviving Bank and shall be as effective and binding thereon as the same were with respect to Sunbelt and New Bank respectively, as of the Effective Date.

         Section 2.3. Effect of Initial Consolidation. On the Effective Date of the Initial Consolidation, the corporate existence of Sunbelt and New Bank shall be consolidated into and continued in the First Surviving Bank, and the First Surviving Bank shall be deemed to be a continuation in entity and identity of Sunbelt and New Bank. All rights, franchises and interests of Sunbelt and New Bank, respectively, in and to any type of property and choses in action shall be transferred to and vested in the First Surviving Bank by virtue of the Initial Consolidation without any deed or other transfer. First Surviving Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interest, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, transfer agent or registrar of stocks and bonds, guardian of estates, assignee, receiver and committee of estates and lunatics, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by Sunbelt and New Bank, respectively, as of the Effective Date.

         Section 2.4. Liabilities of the First Surviving Bank. On the Effective Date, the First Surviving Bank shall be liable for all liabilities of Sunbelt and New Bank. All deposits, debts, liabilities and obligations of Sunbelt and of New Bank, respectively, accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of Sunbelt or New Bank, as the case may be, shall be those of the First Surviving Bank and shall not be released or impaired by the Initial Consolidation. All rights of creditors and other obligees and all liens on property of either Sunbelt or New Bank shall be preserved unimpaired.


                                   ARTICLE 3.

                              CONVERSION OF SHARES

         Section 3.1. Conversion of Sunbelt Common Stock. On the Effective Date, each share of Sunbelt Common Stock issued and outstanding immediately prior to the Effective Date (other than Dissenting Shares as hereinafter defined) shall, by virtue of the Consolidation and without any action on the part of the holder thereof, be converted into the right to receive the Consolidation Consideration set forth in Section 1.9 of the Agreement (the "Purchase Price").

         Section 3.2. Exchange of Shares. The exchange of Sunbelt Common Stock for the Consolidation Consideration shall take place as set forth in
Section 1.11 of the Agreement. Each shareholder of Sunbelt shall be entitled to receive payment for his shares only upon surrender of the certificates representing his shares of Sunbelt Common Stock or after providing an appropriate Affidavit of Lost Certificate and Indemnity Agreement and/or a bond as may be required in each case by Bancshares. Until so surrendered, each Sunbelt Common Stock certificate will be deemed for all corporate purposes to represent and evidence solely the right to receive the amount of the Purchase Price to be paid therefor pursuant to the Agreement without interest thereon.

         Section 3.3. Dissenting Shares. Each share of Sunbelt Common Stock issued and outstanding immediately prior to the Effective Date, the holder of which has not voted in favor of the Initial Consolidation and who has properly perfected his dissenters' rights of appraisal by following the procedures set forth in the National Bank Act, is referred to herein as a "Dissenting Share." Dissenting Shares owned by each holder thereof who has not failed to perfect his dissenter's rights, shall not be converted into or represent the right to receive the Purchase Price pursuant to Section 3.3 hereof and shall be entitled only to such rights as are available to such holder pursuant to the applicable provisions of the National Bank Act. Each holder of Dissenting Shares shall be entitled to receive the value of such Dissenting Shares held by him in accordance with the applicable provisions of the National Bank Act, provided such holder complies with the procedures contemplated by and set forth in the applicable provisions of the National Bank Act.

         Section 3.4. New Bank Common Stock. On the Effective Date, the shares of New Bank Common Stock issued and outstanding immediately prior to the Effective Date shall be converted automatically and without any action on the part of the holder thereof into shares of common stock of the First Surviving Bank. The shares of common stock of the First Surviving Bank into which such New Bank Common Stock are converted shall represent ownership of 100% of the issued and outstanding capital stock of the First Surviving Bank, all of which shall be owned by Bancshares.

                                   ARTICLE 4.

                                 MISCELLANEOUS

         Section 4.1. Conditions Precedent. The respective obligations of each party under this Plan shall be subject to the satisfaction, or waiver by the party permitted to do so, of the conditions set forth in Articles VIII, IX and X of the Agreement.

         Section 4.2. Termination. This Plan shall be terminated upon the termination of the Agreement in accordance with Article VII thereof; provided, that any such termination of this Plan shall not relieve any party hereto from liability on account of a breach by such party of any of the terms hereof or thereof.

         Section 4.3. Amendments. To the extent permitted by law, this Plan may be amended by a subsequent writing signed by all of the parties hereto upon the approval of the Board of Directors of each of the parties hereto.

         Section 4.4. Successors. This Plan shall be binding on the successors of New Bank and Sunbelt.

         IN WITNESS WHEREOF, New Bank and Sunbelt have caused this Plan to be executed by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written.


                                  NEW PRIME BANK
Attest:


                                  By:
--------------------------------     -----------------------------------------


                                  SUNBELT NATIONAL BANK
Attest:


                                  By:
--------------------------------     -----------------------------------------

                                                                     EXHIBIT "B"

                             PLAN OF CONSOLIDATION
                                    BETWEEN
                             SUNBELT NATIONAL BANK
                                      AND
                                   PRIME BANK


         THIS PLAN OF CONSOLIDATION (the "Plan) is dated as of the ____ day of ___________, 1997, by and between Sunbelt National Bank, a national banking association ("Sunbelt") and Prime Bank ("Prime").

                              W I T N E S S E T H:

         WHEREAS, pursuant to the Agreement and Plan of Reorganization (the "Agreement") dated as of November __, 1997, by and among Prime Bancshares ("Bancshares"), IBID, Inc., Prime and Sunbelt and the Plan of Consolidation, dated as of _______________, 1997, by and between Sunbelt and New Prime Bank ("New Bank"), New Bank will consolidate with and into Sunbelt (the "Initial Consolidation"), with the result that Sunbelt will become a wholly-owned subsidiary of Bancshares;

         WHEREAS, the Agreement provides that simultaneously with or as soon as practicable after the Initial Consolidation, Sunbelt will be consolidated with and into Prime;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sunbelt and Prime hereby agree that, subject to the terms and conditions hereinafter set forth, and in accordance with all applicable laws and regulations, Sunbelt shall be consolidated with and into Prime on the Effective Date (as hereinafter defined) (the "Final Consolidation"). The parties hereto do hereby agree and covenant as follows:

         1. Conditions of Approval. The Final Consolidation shall not become effective unless and until all terms and conditions to such effectiveness contained in the Agreement, which conditions are incorporated herein by reference, shall have been satisfied or waived.

         2. Identity of Resulting Bank. The resulting bank as a result of the Final Consolidation (the "Continuing Bank") shall be Prime.

         3. Articles of Association, Bylaws and Facilities of Continuing Bank. On the Effective Date and until thereafter amended in accordance with law, the Articles of Association of Continuing Bank shall be the Articles of Association of Prime as in effect on the Effective Date. Until altered, amended or repealed as therein provided and in the Articles of Association of Continuing Bank, the Bylaws of Continuing Bank shall be the Bylaws of Prime as in effect on the Effective Date. Unless and until changed by the Board of Directors of Continuing Bank, the main office of Continuing Bank shall be the main office of Prime as of the Effective Date. The established offices and facilities of Sunbelt immediately prior to the Final Consolidation shall become established offices and facilities of the Continuing Bank. Until thereafter changed in accordance with the law or the Articles of Association or Bylaws of Continuing Bank, all corporate acts, plans, policies, contracts, approvals and authorizations of Sunbelt and Prime and their respective shareholders, boards of directors, committees elected or appointed thereby, officers and agents, which were valid and effective immediately prior to the Effective Date, shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of Continuing Bank and shall be as effective and binding thereon as the same were with respect to Sunbelt and Prime, respectively, as of the Effective Date.

         4. Effect of Final Consolidation. On the Effective Date, the corporate existence of the Sunbelt and Prime shall, as provided by law, be consolidated into and continued in Continuing Bank, and Continuing Bank shall be deemed to be a continuation in entity and identity of Sunbelt and Prime.
All rights, franchises and interests of Sunbelt and Prime, respectively, in and to any type of property and choses in action shall be transferred to and vested in Continuing Bank by virtue of such Final Consolidation without any deed or other transfer. Continuing Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interest, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, transfer agent or registrar of stocks and bonds, guardian of estates, assignee, receiver and committee of estates and lunatics, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by Sunbelt and Prime, respectively, as of the Effective Date.

         5. Liabilities of Continuing Bank. On the Effective Date of the Final Consolidation, Continuing Bank shall be liable for all liabilities of Sunbelt and Prime. All deposits, debts, liabilities, obligations and contracts of Sunbelt and of Prime, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reversed against on balance sheets, books of account, or records of the Sunbelt or Prime shall be those of Continuing Bank and shall not be released or impaired by the Final Consolidation. All rights of creditors and other obligees and all liens on property of either Sunbelt or Prime shall be preserved unimpaired subsequent to the Final Consolidation.

         6. Effective Date. The Consolidation shall become effective upon the approval of the Articles of Consolidation regarding the Final Consolidation by Texas Department of Banking. The term "Effective Date" shall mean the date and time when the certificate approving the Consolidation is so issued. A closing shall take place on or prior to the Effective Date following the receipt of all necessary regulatory and governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of the conditions to the consummation of the Final Consolidation specified in Articles VIII, IX and X of the Agreement.

         7. Cancellation of Stock. On the Effective Date, all of the outstanding shares of capital stock of Sunbelt, all of which shares shall be owned by Bancshares, shall be canceled and shall not be deemed to be authorized, issued or outstanding for any purpose, and no cash, property, rights or securities shall be delivered with respect to said shares.

         8. Conditions Precedent. The respective obligations of each party under this Plan shall be subject to the satisfaction, or waiver by the party permitted to do so, of the conditions set forth in Articles VIII, IX and X of the Agreement.

         9. Termination. This Plan shall be terminated upon the termination of the Agreement in accordance with Article VII thereof; provided, that any such termination of this Plan shall not relieve any party hereto from liability on account of a breach of such party of any of the terms hereof or thereof.

         10. Amendments. To the extent permitted by law, this Plan may be amended by a subsequent writing signed by all of the parties hereto upon the approval of the Board of Directors of each of the parties.

         11. Successors. This Plan shall be binding on the successors of Sunbelt and Prime.

         IN WITNESS WHEREOF, Sunbelt and Prime have caused this Plan to be executed by their duly authorized officers as of the date first above written.


                                              SUNBELT NATIONAL BANK

ATTEST:

                                              By:
-------------------------------------------      -----------------------------






                                              PRIME BANK

ATTEST:

                                              By:
------------------------------------------       -----------------------------

                              AFFILIATE AGREEMENT

         This Affiliate Agreement (the "Agreement") is executed and delivered this ____ day of January, 1998 by and between Prime Bancshares, Inc. ("Bancshares"), Sunbelt National Bank ("Sunbelt") and the undersigned shareholder of Sunbelt (the "Shareholder").

         WHEREAS, Bancshares and Sunbelt entered into an Agreement and Plan of Reorganization dated December 30, 1997 ("Agreement") pursuant to which Sunbelt will consolidate into an interim bank formed as a subsidiary of Bancshares solely to facilitate the transactions contemplated by the Agreement, and immediately thereafter, Sunbelt will consolidate into Prime Bank, a wholly-owned subsidiary of Bancshares (collectively, the "Consolidations"); and

         WHEREAS, Bancshares has required as a condition to entering into the Agreement that Sunbelt and the Shareholder and each other affiliate of Sunbelt (as defined under Rule 405 of the Rules and Regulations of the Securities and Exchange Commission) deliver to Bancshares an agreement in substantially the form hereof;

         NOW, THEREFORE, in consideration of Bancshares' agreement to enter into the Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

         1. The Shareholder agrees that he will not sell, pledge, transfer or otherwise dispose of any shares of the Sunbelt common stock, par value $10.00 per share ("Sunbelt Common Stock"), within 30 days prior to the Effective Date (as defined in the Agreement). The Shareholder further agrees that until the publication of financial results covering at least 30 days of post-consolidation combined operations of Sunbelt and Bancshares, he will not sell, pledge, transfer or otherwise dispose of any shares of common stock of Bancshares (the "Bancshares Common Stock") to be acquired by him in the Consolidation, except for pledges by the Shareholder of all or part of such Shareholder's Bancshares Common Stock acquired in the Consolidation to secure loans, provided the lender accepts any pledge of such Bancshares Common Stock subject to the terms of this Agreement. The Shareholder further agrees that he will not sell, pledge, transfer or otherwise dispose of any shares of the

Bancshares Common Stock to be acquired by him in the Consolidation except in a manner which is consistent with any additional requirements for Bancshares' accounting for the Consolidation as a pooling of interest, including without limitation any new requirements imposed by the applicable provisions of the Securities Act of 1933, as amended ("Securities Act"), the Securities Exchange Act of 1934 ("Exchange Act") and the respective rules and regulations thereunder.

         2. The Shareholder further acknowledges and agrees that any distribution by the Shareholder of Bancshares Common Stock has not been registered under the Securities Act and that shares of Bancshares Common Stock received pursuant to the Consolidation can only be sold by the Shareholder (i) following registration under the Securities Act, (ii) in conformity with the requirements of Rule 145 promulgated by the Securities and Exchange Commission under the Securities Act or (iii) to the extent some other exemption from registration under the Securities Act might be available, and agrees not to transfer any Bancshares Common Stock received by him in the Consolidation except in compliance with the applicable provisions of the Securities Act, the Exchange Act and the respective rules and regulations thereunder.

         3. The Shareholder agrees that the shares of Bancshares Common Stock to be issued to him in the Consolidation will bear a restrictive transfer legend in substantially the following form:

         The shares represented by this certificate are subject to an Affiliate Agreement dated January __, 1998 which restricts any sale or other transfer of such shares prior to the earlier to occur of (i) the public release by Prime Bancshares, Inc. of 30 days of post-consolidation combined operations of Sunbelt National Bank and Prime Bancshares, Inc. or (ii) [insert due date of next Quarterly Report on Form 10-Q or Annual Report on Form 10-K that will contain required combined financial results]. The issuer will furnish to the record holder of this certificate, without charge, upon written request to the issuer at its principal place of business, a copy of the Affiliate Agreement. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except and unless (i) covered by an effective registration statement under the Securities Act of 1933, as amended, (ii) in accordance with Rule 145 of the Rules and Regulations under such Act, or (iii) in accordance with a legal opinion satisfactory to counsel for

         Bancshares that such sale or transfer is exempt from the registration requirements of such act.

Bancshares agrees to instruct its transfer agent to remove the restrictive legend from any certificates evidencing shares subject hereto promptly following the expirations of the transfer restrictions described in Section 1.

         4. Sunbelt agrees and the Shareholder acknowledges and agrees that Sunbelt will not permit the transfer of any shares of Sunbelt Common Stock by the Shareholder or any other Sunbelt affiliate within 30 days prior to the Effective Date.

         5. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the undersigned set his hand effective as of the day first written above.




                                         PRIME BANCSHARES, INC.


                                         By:
                                            ----------------------------------
                                         Name:
                                               -------------------------------
                                         Title:
                                               -------------------------------



                                         SUNBELT NATIONAL BANK


                                         By:
                                            ----------------------------------
                                         Name:
                                              --------------------------------
                                         Title:
                                               -------------------------------

                                         Signature of Shareholder
                                         -------------------------------------


                                         Printed Name of Shareholder
                                         -------------------------------------

                                VOTING AGREEMENT
                             AND IRREVOCABLE PROXY

         This Voting Agreement and Irrevocable Proxy (the "Voting Agreement") dated as of January __, 1998 is executed by and among Prime Bancshares, Inc., a Texas corporation ("Bancshares"), Sunbelt National Bank, a national banking association ("Sunbelt"), and the other persons who are signatories hereto (referred to herein individually as a "Shareholder" and collectively as the "Shareholders").

         WHEREAS, Bancshares, IBID, Inc., Prime Bank and Sunbelt have executed that certain Agreement and Plan of Reorganization dated as December 30, 1997 (the "Agreement") whereby Sunbelt will consolidate into an interim bank formed as a subsidiary of Bancshares solely to facilitate the transactions contemplated by the Agreement, and immediately thereafter, Sunbelt will consolidate into Prime Bank, a wholly owned subsidiary of Bancshares (collectively, the "Consolidations"); and

         WHEREAS, the Agreement provides that all of issued and outstanding stock of Sunbelt will be converted into shares of Bancshares Common Stock; and

         WHEREAS, Section 4.7 of the Agreement requires that Sunbelt deliver to Bancshares the irrevocable proxies of the Shareholders; and

         WHEREAS, the undersigned Shareholders are the voting representatives pursuant to the Sunbelt National Bank Voting and Stock Restriction Agreement dated May 26, 1984 (the "Sunbelt Voting Agreement"); and

         WHEREAS, Sunbelt and Bancshares are relying on the irrevocable proxies in incurring expenses in reviewing Sunbelt's business, in preparing a proxy statement, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Consolidations;

         NOW, THEREFORE, the parties hereto agree as follows:

         12. The Shareholders hereby represent and warrant to Bancshares and Sunbelt that they are the voting representatives under the Sunbelt Voting Agreement and that they have the exclusive right to vote all 381,147 of the shares of common stock, $10.00 par value, of Sunbelt subject to the Sunbelt Voting Agreement (the "Shares"), which Shares constitute 83% of the total number of issued and outstanding shares of Sunbelt common stock. The Shareholders hereby agree to vote the Shares at the shareholders' meeting referred to in Section 1.13 of the Agreement (the "Meeting") in favor of the authorization and approval of the Agreement, and the other agreements and transactions contemplated thereby.

         13. In order better to effect the provisions of Section 1, each Shareholder individually and the Shareholders collectively hereby revoke any previously executed proxies and hereby constitute and appoint Fredric M. Saunders (the "Proxy Holder"), with full power of substitution, his and their true and lawful proxy and attorney-in-fact to vote at the Meeting all of the Shares in favor of the authorization and approval of the Agreement and the other agreements and transactions contemplated thereby, with such modifications to the Agreement and the other agreements and transactions contemplated thereby as the parties thereto may make, in the event the Shareholders do not vote in favor of the authorization and approval of the Agreement and the other agreements and transactions contemplated thereby.

         14. The Shareholders hereby covenant and agree that until this Voting Agreement is terminated in accordance with its terms, the Shareholders will use their best efforts to ensure that in the event of any sale, transfer, assignment, pledge, hypothecation, or other disposition of any of the Shares subject to the Sunbelt Voting Agreement, any such transferee or other holder will become bound by the terms of the Sunbelt Voting Agreement.

         15. This proxy shall be limited strictly and solely to the power to vote the Shares in the manner and for the purpose set forth in Section 2 and shall not extend to any other matters.

         16. Each Shareholder acknowledges that Bancshares and Sunbelt are relying on this Voting Agreement in incurring expenses in reviewing Sunbelt's business, in preparing a proxy statement, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Consolidations and that the proxy granted hereby is coupled with an interest and is irrevocable to the full extent permitted by applicable law, including 12 U.S.C. 61 of the National Bank Act and Article 2.29C of the Texas Business Corporation Act. Each Shareholder and Sunbelt acknowledge that the performance of this Voting Agreement is intended to benefit Bancshares.

         17. The irrevocable proxy granted pursuant hereto shall continue in effect until the earlier to occur of (i) the termination of the Agreement, as it may be amended or extended from time to time, or (ii) the consummation of the Consolidations.

         18. The vote of the Proxy Holder shall control in any conflict between its vote of the Shares and a vote by the Shareholders of the Shares and Sunbelt agrees to recognize the vote of the Proxy Holder instead of the vote of the Shareholders in the event the Shareholders do not vote in favor of the approval of the Agreement as set forth in Section 1 hereof.

         19. This Voting Agreement may not be modified, amended, altered or supplemented with respect to a particular Shareholder except upon the execution and delivery of a written agreement executed by Sunbelt, Bancshares and the Shareholders.

         20. This Voting Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         21. This Voting Agreement, together with the Agreement and the agreements contemplated thereby, embody the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. This Voting Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter contained herein.

         22. All notices, requests, demands and other communications required or permitted hereby shall be in writing and shall be deemed to have been duly given if delivered by hand or mail, certified or registered mail (return receipt requested) with postage prepaid to the addresses of the parties hereto set forth below their signature on the signature pages hereof or to such other address as any party may have furnished to the others in writing in accordance herewith.

         23. This Voting Agreement and the relations among the parties hereto arising from this Voting Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above written.

                                         PRIME BANCSHARES, INC.


                                         By:
                                            ----------------------------------

                                                         E. J. Guzzo
                                                President

                                         Address:

                                         P.O. Box 70
                                         811 Sheldon
                                         Channelview, Texas 77530
                                         Attention: E. J. Guzzo


                                         SUNBELT NATIONAL BANK


                                         By:
                                            ----------------------------------

                                                    B. J. Williams
                                                    President


                                         Address:

                                         1160 Dairy Ashford, Suite 100
                                         P.O. Box 55869
                                         Houston, Texas 77255
                                         Attention: B. J. Williams


                                         SHAREHOLDERS:



                                         -------------------------------------


                                         D. C. Daniels

                                         ------------------------------------

                                         Thomas W. Ferguson



                                         -------------------------------------

                                         Curtis R. Kayem



                                         -------------------------------------

                                         B. J. Williams



                                         -------------------------------------

                                         George A. Wolcott

                                                                     EXHIBIT "E"

                               RELEASE OF CLAIMS


         THIS RELEASE OF CLAIMS ("Release") dated the ______ day of ____________, 1997, is executed and delivered by the undersigned individual to Sunbelt National Bank ("Sunbelt").

         WHEREAS, Prime Bancshares, Inc. ("Bancshares") will acquire Sunbelt pursuant to that certain Agreement and Plan of Reorganization dated as of November __, 1997 by and between Bancshares, IBID, Inc., Prime Bank and Sunbelt (the "Agreement"); and

         WHEREAS, Bancshares has required as a condition of the acquisition that the undersigned execute and deliver this Release to confirm the absence of any claims by the undersigned against Sunbelt;

         NOW THEREFORE, in consideration of the premises contained herein and ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees as follows:

         Section 1. Release. The undersigned hereby RELEASES and FOREVER DISCHARGES Sunbelt and its successors, assigns, representatives and attorneys from all manners of action, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, premises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever in law or in equity which the undersigned ever had, now has, or hereafter can, shall or may have against Sunbelt, in respect of any and all agreements and obligations incurred on or prior to the date hereof, or in respect of any event occurring or circumstances existing on or prior to the date hereof; provided, however, that Sunbelt shall not be released from any of its obligations or liabilities to the undersigned
(i) pursuant to the provisions of the certificate or articles of incorporation or association or bylaws of Sunbelt regarding the indemnification of directors and officers; and (ii) in connection with any indebtedness or contractual obligation or liability to the undersigned existing on the date hereof.

         Section 2. Successors. This Release shall be binding upon the undersigned and his or her heirs, devisees, administrators, executors, personal representatives, successors and assigns and shall inure to the benefit of Sunbelt and its successors and assigns.

         Section 3. Governing Law. This Release shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to Texas principles of conflicts of law.

         Section 4. Modification. This Release may be modified only by a written instrument executed by the undersigned and Sunbelt.

         IN WITNESS WHEREOF, the undersigned has executed this Release effective as of the date first above written.



                                                   ---------------------------
                                                   Signature

                                                   ---------------------------
                                                   Printed Name


STATE OF TEXAS            )
                          )
COUNTY OF HARRIS          )

         This instrument was acknowledged before me on _____________________, 1997 by ________________________________.



                                                -------------------------------
                                                Notary Public in and for the
                                                State of Texas


                                                -------------------------------
                                                Notary's Name Typed or Printed



                                                My Commission Expires:
                                                                      --------

                                                                     EXHIBIT "F"

                               RELEASE OF CLAIMS


         THIS RELEASE OF CLAIMS ("Release") dated the _____ day of ____________ 1997, is executed and delivered by Sunbelt National Bank ("Sunbelt") to ______________________ ("Person").

         WHEREAS, Prime Bancshares, Inc. will acquire Sunbelt National Bank ("Sunbelt") pursuant to that certain Agreement and Plan of Reorganization dated as of November __, 1997 by and between Prime Bancshares, Inc., IBID, Inc., Prime Bank and Sunbelt (the "Agreement"); and

         WHEREAS, Bancshares has required as a condition of the acquisition that Sunbelt execute and deliver this Release to confirm the absence of any claims by Sunbelt against Person;

         NOW THEREFORE, in consideration of the premises contained herein and ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees as follows:

         Section 1. Release. The undersigned hereby RELEASES and FOREVER DISCHARGES Person and his successors, assigns, representatives and attorneys from all manners of action, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, premises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever in law or in equity which the undersigned ever had, now has, or hereafter can, shall or may have against Person in respect of any and all agreements and obligations incurred on or prior to the date hereof, or in respect of any event occurring or circumstances existing on or prior to the date hereof; provided, however, that Person shall not be released from any of his obligations or liabilities to the undersigned in connection with any indebtedness or contractual obligation or liability related to deposits, accounts and loans which the undersigned may have with Sunbelt existing on the date hereof.

         Section 2. Successors. This Release shall be binding upon the undersigned and his or her heirs, devisees, administrators, executors, personal representatives, successors and assigns and shall inure to the benefit of the Bancshares and Person and their successors and assigns.

         Section 3. Governing Law. This Release shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to Texas principles of conflicts of law.

         Section 4. Modification. This Release may be modified only by a written instrument executed by the Sunbelt and Person.


                 IN WITNESS WHEREOF, the undersigned has executed this Release effective as of the date first above written.



                                                   SUNBELT NATIONAL BANK



                                                   ---------------------------
                                                   Signature


                                                   ---------------------------
                                                   Printed Name


                                                   PERSON



                                                   ---------------------------
                                                   Signature


                                                   ---------------------------
                                                   Printed Name

STATE OF TEXAS            )
                          )
COUNTY OF HARRIS          )

         This instrument was acknowledged before me on _____________________, 1997 by __________________________, the ________________ of Prime Bancshares,
Inc.



                                             ---------------------------------
                                             Notary Public in and for the
                                             State of Texas


                                             ---------------------------------
                                             Notary's Name Typed or Printed


                                             My Commission Expires:
                                                                   -----------



STATE OF TEXAS            )
                          )
COUNTY OF HARRIS          )

         This instrument was acknowledged before me on _____________________, 1997 by __________________________, the ________________ of Prime Bank.



                                             ---------------------------------
                                             Notary Public in and for the
                                             State of Texas


                                             ---------------------------------
                                             Notary's Name Typed or Printed



                                             My Commission Expires:
                                                                   -----------